REI Capital Growth LLC

a Delaware limited liability company

970 Summer Street, Stamford, CT 06905

Sponsored by
REI Capital Management, LLC

As filed with the Securities and Exchange Commission on ___________, 2022

Preliminary* Offering Circular

*After Filing, Before Qualification 230.254

REI Capital Growth LLC, the “FUND”, is a Delaware limited liability company, makes this Offering statement (the “Offering”) pursuant to Regulation A+, Form 1-A, filed with the Securities and Exchange Commission. REI Capital Growth LLC is an “Emerging Growth Company” and as a “Smaller Reporting Company” both as defined in the Securities Act of 1933.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of this Offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We are offering 7,500,000 Non-voting, no dividend, digitized Equity Shares at $10.00 per Share (“Equity Shares”, or “Shares” – refer to Section 4, herein). Purchasers become Shareholders in the FUND upon acceptance by our Manager. The Manager reserves the right to accept or reject any subscription and require a minimum investment amount or limit the maximum investment amount. Currently, the initial limit minimum is $500.00. The Manager may or may not raise the maximum dollar amount during the lifetime of the FUND. See: “Equity Shares” for the full description. When a subscription has been accepted, all subscription payments are available to the FUND to acquire assets or for working capital. There are no provisions for return of funds once a subscription has been accepted. No commissions or finders fees will be paid. This Offering terminates after the Maximum Dollar Amount of this Offering has been received. For the description of Risk Factors, please refer to Section 2, herein. Sale to the Public shall commence upon qualification of this Offering by the Commission.

Common Shares	Price to Investors	Sellers’ Commissions		Proceeds to the Fund
Per Share	$10		$0.00	$10
Minimum Dollar Amount	$500	$	N/A	$500
Maximum Dollar Amount	$75,000,000		$0.00	$75,000,000

1 Offering Summary

The FUND is hereby offering to Investors an opportunity to purchase Non-voting Equity Shares (“Equity Shares”) as a “Digital Securities Offering” (“DSO”).

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. This Offering Circular, together with the exhibits attached including, but not limited to, the Limited Liability Company Operating Agreement of the FUND (the “Operating Agreement”), a copy of which is attached hereto as Exhibit B, should be read in their entirety before any investment decision is made. All capitalized terms used herein, but not defined herein, shall have the meaning ascribed to them in the Operating Agreement. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, then this Offering Circular shall prevail.

See: “RISK FACTORS”. Some of our Risk Factors include:

●	We are an emerging growth company as defined in 17 CFR § 230.405 with a limited operating history.

●	Shareholders will have limited control in our FUND with no voting rights. The Manager will manage the day-to-day operations of the FUND.

●	We expect to require additional financing, such as bank loans or private bonds, outside of this offering in order for our operations to be successful.

●	The FUND does not currently own any assets. We have not yet implemented any revenue-generating activities and as such have not generated any revenue since inception.

●	Our offering price is arbitrary and does not reflect the current book value of our Equity Shares.

●	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

Who is eligible to invest?

Only persons of adequate financial means who have no need for present liquidity with respect to this investment should consider purchasing Equity Shares. This Offering is intended to be an offering that is exempt from registration under the 1933 Act under Regulation A, and exempt from applicable State and foreign securities laws. On a worldwide basis, this Offering is open to Accredited Investors (defined in Rule 501 of Regulation D), and to persons who are not Accredited Investors who can to invest up to 5% of their annual income or net worth when their net worth is below $100,000, and up to 10% of their income or net worth if their net worth is above $100,000 with a maximum investment of $100,000 for persons who are not Accredited Investors. The Manager reserves the right to accept investments. See “PLAN OF DISTRIBUTION”.

Business Description

The FUND will either directly or through special purpose vehicles, which shall be wholly owned by the FUND (SPV’s), make investments in commercial properties identified by the Manager and primarily consisting of multi-tenant stabilized open-air shopping centers generating current cash flow in target markets throughout the United States. The identified properties will be currently generating positive cash flow after capital and ordinary expenditures. Target properties will have triple-net leases and be in excess of ninety percent (90%) leased at acquisition. The FUND may also take any action incidental and conducive to the furtherance of the aforementioned purposes. The FUND will invest all net proceeds of this Offering and all annual net returns of the FUND Asset Portfolio into the FUND Asset Portfolio and the management thereof.

The FUND may not be able to promptly invest the proceeds of this offering in commercial real estate and other select real estate-related assets. In the interim, the FUND may invest in short-term, highly liquid or other authorized investments. Such short-term investments will earn a lower return than the FUND expects to earn on real estate-related investments

The FUND

REI Capital Growth LLC (the “FUND”), is a Delaware limited liability company located at 970 Summer St. Stamford, CT 06905 USA.

The Manager

REI Capital Management LLC (the “Manager” or “REICM”) is a Delaware limited liability company located at 970 Summer St. Stamford, CT 06905 USA. The Manager will manage the FUND. The Manager will receive Fund Management Fees and Asset Management Fees and Performance Allocations. The Manager will also receive Fees from Affiliates.

Transfer Agent

As of the date of this offering circular, we have contracted with Vertalo, which is an SEC Registered Transfer Agent (“TA”), to be our Digital Transfer Agent. Vertalo has digital technologies including application programming interface (“API”) connections, well-designed graphical user interfaces (“GUI”), and active transfer agent registrations to provide a suite of services, under a single, secure and integrated platform. Vertalo was specifically selected to provide investors a secure, user-friendly means to interact with and manage their investment.

The REICG Equity Shares

●	Are the only shares currently offered by or existing in the Fund.

●	Are priced at USD$10.00 per share

●	Are Non-Voting shares

●	Do not pay dividends and will not pay dividends for the duration of the FUND

●	The value of each Equity Share is based on the percentage of each Equity Share of all issued shares to the current Net Asset Value (“NAV”) of the FUND determined quarterly by the Manager

●	Participate in the Fund Redemption Program (See: EQUITY SHARES”)

●	Pay to Investors upon the liquidation of FUND Assets at the termination of the FUND

Investors may execute subscription documents at any time, subject to acceptance by the Manager. The purchase of Equity Shares will become effective as an investment in the FUND only at the Manager’s acceptance of the subscription and associated deposit of an Investor’s money into the FUND’s subscription account (the “Effective Date”). See “EQUITY SHARES”.

Becoming a Shareholder

Upon deposit of an Investor’s accepted subscription into the FUND’s bank account and issuance of the FUND’s Non-voting Equity Shares (“Equity Shares) to such subscribing Investor, such Investor will become a Shareholder of the FUND and an account will be established for such Shareholder on the books and records of the FUND. See “PLAN OF DISTRIBUTION”.

Secondary Trading

A Shareholder may trade or sell his Equity Shares provided that the Shareholder has been able to identify a buyer for his Equity Shares acceptable to REICG. See “EQUITY SHARES”.

The REICG Equity Shares are Digitized Securities

Investor ownership of Equity Shares is in the form of and represented by a digital security certificate (“Certificate”) issued by the FUND and fully compliant with U.S. law and securities regulations. Blockchain technology is implemented so that each Token is programmed to include all necessary contractual elements of this Offering and in order to document the ownership of each Token.

The Certificates issued by the FUND as Equity Shares are shares of ownership in the FUND and will be internally valued according to the Net Asset Value (“NAV”) of the FUND. The NAV is defined as the value of the consolidated assets of the FUND divided by the total of the FUND’s fully diluted, outstanding shares. If, in the Manager’s estimation, circumstances indicate that that the carrying amount of certain assets and certain liabilities is not reflective of the current market value of such assets and liabilities, the Manager retains the right to substitute a calculation of market value for the carrying amount of such identified assets and liabilities to more accurately reflect NAV and to more accurately calculate the internal value of each Equity Share.

Determination of Net Asset Value (“NAV”)

The FUND will determine the value of Equity Shares on a quarterly basis. The value of an Equity Share and all fully diluted shares of the FUND shall be the percentage value of a fully diluted outstanding share to all consolidated assets of the FUND in U.S. Dollars (USD$).

The Manager shall determine the NAV by subtracting the carrying amount of total liabilities from the carrying amount of total assets. If, in the Manager’s estimation, circumstances indicate that that the carrying amount of certain assets and certain liabilities is not reflective of the current market value of such assets and liabilities, the Manager may substitute a representative market value (“Stated Value”) for the carrying amount of such identified assets and liabilities to more accurately reflect NAV and to more accurately calculate the internal value of each Equity Share.

The “Stated Value” of any individual FUND Asset shall be determined by the Manager in its sole discretion. The Manager, however, shall establish and follow a methodology according to the Fund’s Valuation Policies, which may be modified, altered, amended, or improved from time to time at the Manager’s sole discretion.

Target Growth Rate

The FUND will target annual increases in NAV that may vary from time to time. The initial annual target increase of FUND net assets is nine percent (9%). The increase in FUND assets is primarily attributable to two components: (1) appreciation in the NAV of the FUND’s real estate portfolio and (2) investment of a targeted ninety percent (90%) of the FUND’s free cash flow into acquiring additional properties thereby increasing the FUND’s real estate portfolio.

Financial Reporting

The FUND is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933/ See “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION”. The FUND will use the accrual basis of accounting and shall prepare its financial statements in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”).

The FUND intends to prepare and issue a minimum of quarterly financial reports to investors. The Manager shall cause the FUND to have its financial statements audited on an annual basis by a qualified Certified Public Accountant. These quarterly and audited annual financial statements shall be made available to Investors.

Management

Management of the FUND shall be vested in a board of managers of the FUND (the “Board”), except to the extent otherwise provided in this Agreement. The Shareholders intend and agree that the Board is for all purposes the “manager” of the FUND as defined in the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 ACT” or the “Securities Act”). The Board shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of the FUND as set forth in this Agreement, except to the extent otherwise provided in this Agreement. The Board may delegate any of its powers or authority pursuant to this Agreement to any Person or group of individuals, including the Officers, provided, that no such delegation shall cause the Board to cease to be the “manager” of the FUND within the meaning of the Act. The Board hereby delegates its powers or authority pursuant to this Agreement to the Manager. The Manager will serve as manager for an indefinite term, but the Manager may be removed by the Board at any time, or may choose to withdraw as manager, under certain circumstances.

FUND Income

All income after property expenses, taxes, debt, and Fund operating expenses is the FUND’s “Free Cash Flow” and, at the discretion of the Manager, shall be allocated so that ninety percent (90%) is invested into acquiring and growing the FUND’s real estate portfolio. The remaining ten percent (10%), at the discretion of the Manager, shall be allocated to the FUND’s Redemption Program, in order to provide liquidity to Shareholders.

FUND Expenses

FUND Expenses shall include, but not necessarily be limited to, the following: FUND organizational costs, CPA related costs for tax return preparation, financial statement preparation and/or audits, legal fees and costs, filings, licensing or other governmental fees, other third party audits, loan servicing fees, fund administration costs, fees associated with any Credit Facilities, costs associated with ownership of real property, e.g., property improvement and rehabilitation costs not otherwise capitalized, sales commissions, property taxes, property management, hazard insurance, utilities, and any other expenses associated with operation of the FUND or management of its Assets.

The FUND may incur fees to eligible third parties for raising capital on its behalf in the discretion of the Manager. Any such fees shall be borne by FUND as part of FUND Expenses.

The Manager and or its Affiliates shall be reimbursed for all reasonable out of pocket expenses incurred on behalf of the FUND, which shall be considered FUND Expenses.

FUND Acquisitions

The FUND shall begin acquiring investment properties immediately upon receipt of investment capital or as soon thereafter as is practicable in the judgment of the Manager. The size of the FUND’s real estate asset portfolio will depend on the amount of capital plus leverage available to the FUND. However, the FUND expects to raise capital on an ongoing basis and thus shall begin making investments as soon as reasonably possible.

FUND Administration

The FUND will be administered by REI Capital Management, LLC (the “Manager” or “REICM”). A fund administration fee payable quarterly in arrears equal to an annualized rate of one-half of one-percent (.50%) of assets under management (“AUM”).

The Manager will also receive an asset management fee payable quarterly in arrears equal to an annualized rate of one and one quarter percent (1.25%) of AUM.

Term

The FUND is an open-ended “evergreen” fund with no fixed termination date. The Manager expects to acquire FUND Assets on a regular and ongoing basis and will continue to do so indefinitely until the Manager believes market conditions do not justify doing so.

Equity Shares Have No 30% Withholding Tax Requirement for non-US Investors

The FUND has been specifically designed to attract global investors. Investors in Equity Shares are not expected to be subject to the thirty percent (30%) U.S. withholding tax applicable to Non-U.S. persons because no dividends are paid. Excess funds generated by the business activities of the FUND are not distributed as dividends to Shareholders and instead will be used to acquire new FUND Assets or attributed to the FUND’s Redemption Program.

Leverage Policy

The FUND Manager may choose to borrow money from time to time from one or more lenders (“Credit Facilities”, “Facilities”, “Mortgages”, “Notes”, or “Debt”) and may pledge one or more FUND Assets as collateral for any such borrowing, subject to certain restrictions imposed in the Operating Agreement. The Operating Agreement grants the Manager significant latitude and discretion in its ability to use Debt in the operation of the FUND.

Any Debt shall be nonrecourse to the Shareholders. The Manager (and/or its principals) and the FUND may agree to provide its Guaranties for a given Debt, but are not required to do so. Any Debt will likely have covenants that affect the FUND, its SPVs, and the Manager.

The Manager intends to utilize leverage in a debt to equity ratio that it believes provides appropriate benefits in yield to Shareholders and FUND cash flow management.

Corporate Structure and Tax Election of the FUND

REI Capital Growth LLC (“REICG” or the “FUND”) is organized as a Delaware limited liability company. REICG will use a Offering Circular under Regulation A for an exempt offering under federal and state law. REICG will elect to be taxed as a “C” Corporation for federal income tax purposes. This election is the most advantageous income tax treatment for the FUND.

2 Risk Factors

Investors in the FUND should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We will only recently have commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were organized in November 2018 and have not yet started operations. As a result of our start-up operations we have; (i) generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of our investments before we invest in them and will be entirely relying on the ability of REI Capital Management LLC, our Manager, to select our investments. Furthermore, our Manager will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

 Our Manager will have complete control over the FUND and will therefore make all decisions of which Shareholders will have no control.

REI Capital Management LLC, our Manager, shall make certain decisions without input by the Shareholders. Such decisions may pertain to employment decisions, including our Manager’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

An investment in the Shares is highly illiquid. You may never be able to sell or otherwise dispose of your Shares.

Since there is no public trading market for our Shares, you may never be able to liquidate your investment or otherwise dispose of your Shares. The FUND does currently have a Redemption Plan but there is no guarantee that the FUND will ever redeem or “buy back” your Shares. Further, no Shareholder may redeem their Shares until eighteen (18) months after the Shares were purchased. (See “EQUITY SHARES”, “Redemption Plan”).

Our Business depends on Key Personnel.

We are significantly dependent on Alan Blair. The loss or unavailability of his services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

General Risks Related to the Real Estate Business

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price or occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for our reinvestment program which affect the rate at which we can increase the Net Asset Value of the Fund.

If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The FUND’s target commercial, multi-tenant real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A single commercial property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for commercial retail space generally. Therefore, to the extent that there are adverse economic conditions in those regions that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for investment and thus negatively affect the returns the FUND is seeking to achieve.

We depend on commercial tenants for some of our revenue and therefore our revenue may depend on the success and economic viability of our tenants.

We will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms.

In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenant(s) could cause us to lose our investment.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

This offering is a blind pool offering, and therefore, Shareholders will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in multi-tenant commercial real estate assets. However, because, as of the date of this prospectus, we have not identified the assets we expect to acquire and because our Shareholders will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Shareholders’ investment may not generate returns comparable to our competitors.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised and only if owners of real estate accept our Shares in exchange for an interest in the target property or title to the property. Our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect our reinvestment program and the rate at which we can increase the Net Asset Value of the Fund.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting our reinvestment program and the rate at which we can increase the Net Asset Value of the Fund.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Shareholders ultimately may not like the location, lease terms or other relevant economic and financial data of any real properties, other assets or other companies that we may acquire in the future. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to appreciate in value would most likely preclude our Shareholders from realizing a return on their Interest ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to reinvest in new assets and could decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 85% of the value of the assets of the FUND. We intend to borrow as much as 85% of the value of our properties. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash available for our reinvestment program and the rate at which we can increase the Net Asset Value of the Fund.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to redeem the Shares, so you must rely on our revenues from operations and other sources of funding for withdrawal requests. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to redeem the Shares at the end of the applicable non-withdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund our reinvestment program which would affect the rate at which we can increase the Net Asset Value of the Fund. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Shareholder.

Our Manager determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the Shareholders. Our Manager’s broad discretion in setting policies and our Shareholders’ inability to exert control over those policies increases the uncertainty and risks you face as a Shareholder. In addition, our Manager may change our investment objectives without seeking Shareholder approval. Although our board has fiduciary duties to our Shareholders and intends only to change our investment objectives when the board determines that a change is in the best interests of our Shareholders, a change in our investment objectives could cause a decline in the value of your investment in our FUND.

Our ability to achieve our target annualized return is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Currently, our strategy includes achieving a return to investors under this Offering that would result in a return of approximately 9% annualized return on investment, of which there is no guarantee. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to achieve our target of approximately 9% annualized return on investment.

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment FUND Act of 1940, an “investment FUND” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an “investment FUND” within the meaning of the Investment FUND Act of 1940 as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

●	registration as an investment FUND;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the Investment FUND Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment FUND” under the Investment FUND Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “Investment Company” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended. Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “Investment Company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

 Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we invest in notes may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, sinkholes, and earthquakes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

All decisions relating to the type, quality and amount of insurance to be placed on property securing its notes will be made exclusively by the Manager. Certain types of losses could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the FUND with a financial loss.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the FUND. Additionally, properties may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

The Manager will attempt to obtain the FUND’s own insurance policies on FUND properties but it is possible that some of the properties may be uninsured for a period of time or uninsurable. If damage occurred during a time when a property was uninsured, the FUND may suffer a loss.

Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Shares.

An investment in Shares of the FUND involves material income tax risks.

You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Shares. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this Offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or shareholder level.

We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the FUND could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various FUND items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all FUND items will generally be determined at the FUND level in a single proceeding rather than in separate proceedings with each Shareholder, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manger may choose to extend the statute of limitations as to all Shareholders and, in certain circumstances, may bind the Shareholders to a settlement with the Internal Revenue Service. Further, our Manager may cause us to elect to be treated as an electing large FUND. If it does, we could take advantage of simplified flow-through reporting of FUND items. Adjustments to FUND items would continue to be determined at the FUND level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Shareholders or to bear such adjustments at the FUND level.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Shareholder. Any such changes could have an adverse effect on an investment in our Shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Shares.

3 Plan of Distribution

After the Qualification Date of this Offering, this Offering shall remain open until fully subscribed. The Offering Period will commence upon this Offering Circular being declared qualified.

Our Offering Price is arbitrary with no relation to value of the FUND. If the maximum amount of Shares are sold under this Offering, the purchasers under this Offering will own 100% of the Shares outstanding. If less than the maximum amount of Shares are sold under this Offering, the purchasers under this Offering will own 100% of the Shares outstanding.

The FUND does not currently own any loan assets. We believe we will need at least $100,000 to provide working capital and $25,000 for professional fees for the next 12 months.

The Equity Shares are self-underwritten and are being offered and sold by the Fund on a best-efforts basis. No compensation will be paid to any principal, the Manager, or any affiliated FUND or party with respect to the sale of Equity Shares. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of this Offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the FUND, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the FUND’s account. This account is not held by an escrow agent. Subscription funds placed in the FUND account may only be released if the Subscription is not accepted by the Manager. The initial minimum purchase is $500 at $10 per share and subsequent purchases can be made in increments of one (1) share at $10 per share until a secondary market for the shares develops. Subscription Agreements are irrevocable.

Solicitation and Subscription.

The FUND, subject to Rule 255 of the Securities Act of 1933 and corresponding state regulations, is generally permitted to solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for this Offering. The FUND plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the FUND website. The FUND website is in the process of being developed.

Please note that the FUND will not communicate any information to prospective investors without providing access to this Offering Circular. This Offering Circular may be delivered through the website that is in the process of being developed, through email, or by hard paper copy.

However received or communicated, all of our communications will be Rule 255 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Prior to the acceptance of any investment dollars or Subscription Agreements, the FUND will determine the residence of the prospective investor. Investments will be processed on a first come, first served basis, up to the Offering Amount of $75,000,000.

Quarterly, the Manager will report to Shareholders and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Shareholders and prospective Shareholders.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offering Statement during the course of this Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to this Offering Circular and be requalified under Rule 252.

Who May Invest

As a Tier II, Regulation A offering, investors must comply with the 10% limitation to investment in this Offering, as prescribed in Rule 251. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Equity Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Equity Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of the Equity Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Equity Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Equity Shares.

4 Equity Shares

The following descriptions of our Equity Shares, certain provisions of Delaware law and certain provisions of our certificate of formation and operating agreement are summaries and are qualified by reference to Delaware law, our certificate of formation and our operating agreement, copies of which are filed and available upon request.

General

We are a Delaware Limited Liability Company organized on November 7, 2018, under the Delaware Limited Liability Company Act, or Delaware LLC Act. REI Capital Management (REICM) is the sole managing member.

All Equity Shares are non-voting and do not pay dividends. Holders of Equity Shares have no conversion, exchange, sinking fund, or appraisal rights. Holders of Equity Shares have no pre-emptive rights to subscribe for any securities of the FUND or its Affiliates and no preferential rights to returns. All of the Equity Shares offered will be duly authorized and validly issued after acceptance of the investor’s subscription by the Manager and upon payment of the subscription consideration in full. Holders of such Equity Shares will not be liable to the FUND in any way with respect to such Shares.

Equity Share Price

Our Manager set our initial offering price at USD$10.00 per share (the “Offering Price”), which will be the purchase price of our common shares until such time that a secondary market develops or NAV is calculable. Thereafter, the per share purchase price in this offering will be adjusted at the beginning of each fiscal quarter (or as soon as commercially reasonable thereafter), and will be equal to the greater of (i) the market price established in a secondary market or (ii) our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter. Our Manager will adjust our per share purchase price as of the date the new NAV is announced and investors will pay the most recent publicly announced purchase price as of the date of their subscription.

Solely by way of example, if an investor submits a subscription on April 2, such investor will pay the per share purchase price previously announced in January, not the per share purchase price that would be expected to be announced at a later date in April.

The FUND will post the fiscal quarter’s NAV on its public website at www.reicapitalgrowth.com.

Any subscriptions that we receive prior to the end of a fiscal quarter will be executed at a price equal to our NAV per share applicable to such fiscal quarter. Thus, even if settlement occurs in the following quarter, the purchase price for the shares will be the price in effect at the time the subscription was received.

Liquidity

The Equity Shares are digital securities and have the capacity to be traded on a secondary trading market specializing in digital securities. Such a secondary trade could be made on an exchange registered with the SEC under Regulation ATS, a privately-run bulletin board, or a peer-to-peer transaction, if any such market existed. No public market currently exists for the secondary trading of Equity Shares.

Lockup Period

There is no “Lockup Period” or holding period limiting the resale of REICG Shares to a buyer acceptable to REICG.

Redemption Plan

While you should view this investment as long-term, we have adopted a redemption plan whereby, on a quarterly basis, an investor may obtain liquidity.

The FUND intends to institute a quarterly, discretionary Equity Share/Token redemption program that will offer Shareholders on a first come first served basis the right to sell their Equity Shares back to the FUND at the quarter-end NAV(as published) less the cost of any brokerage and transfer fees relative to the Equity Shares redeemed, if any. The specific amount of Equity Shares available for redemption in any given quarter will be limited to the number of Equity Shares derived by the quotient calculated as ten percent (10%) of quarterly cash flow provided by operations, if any, as the numerator and quarter-end NAV per Equity Share as the denominator. The Equity Share redemption program will not take effect until expiration of the Lockup Period, if any, for all Equity Shares, unless at the Manager’s discretion it is determined to authorize redemptions sooner, but not earlier then the mandated holding period under the 1933 Act (i.e. four (4) months).

Provisions of Equity Shares Authorizing Manager to Act

After acceptance of the subscription by the Manger and by purchasing Equity Shares, you will be admitted as an Investor. Every Investor in Equity Shares shall be a party to and bound by the provisions of the Operating Agreement. Pursuant to this Operating Agreement, each Investor and each subsequent person who acquires Equity Shares from an Investor grants to the Manager a power of attorney to protect the interests of all Shareholders. The power of attorney grants our Manager the ability to execute and deliver such other documents as may be necessary or appropriate to carry out the purposes of the FUND.

Shareholder Dispute Resolution

Our Operating Agreement requires that all parties to the Operating Agreement in any action, lawsuit or proceeding, whether in contract or in tort, relating to any dispute arising under or in connection with this agreement or any transaction described in the Operating Agreement or to any dispute between the parties, including claims arising from federal securities laws, (i) waive their right to trial by jury and (ii) submit to the exclusive jurisdiction of the Delaware Court of Chancery or other state or federal court in the State of Delaware. Shareholders will not be deemed to have waived the FUND’s compliance with federal securities laws and the rules and regulations thereunder.

Authorized but Unissued Shares

Our Operating Agreement authorizes us to issue additional equity or other securities of the FUND for the consideration and on the terms and conditions established by our Manager without the approval of Shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of equity securities of the FUND.

Personal Conduct Repurchase Right

Our Operating Agreement provides that we may elect to repurchase, at a price per share based on our NAV as of the end of the fiscal quarter prior to the quarter in which we elect to repurchase the shares, all of the Equity Shares held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by the Manager in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the Investor of our decision to repurchase the Equity Shares.

5 Use of Proceeds

The Manager will analyze and review a number of target investment opportunities on an ongoing basis.

THERE IS NO GUARANTEE THAT THE FUND WILL INVEST IN ANY PARTICULAR PROPERTY OR OPPORTUNITY. FOR ANY NUMBER OF REASONS, THE FUND MAY OPT AGAINST PURSUING ANY PARTICULAR OPPORTUNITY.

	Maximum Proceeds	Percentage of Offering Proceeds
Gross offering proceeds	$75,000,000	100.0%
Offering expenses:
General offering expenses[1]	375,000	0.5%
Funding portal[2]	112,500	0.2%
Selling commissions and fees[3]	3,750,000	5.0%
Sponsor fee[4]	2,250,000	3.0%

Total offering expenses	6,487,500	8.7%

Net offering proceeds[5]	$68,512,500	91.4%

Application of net proceeds:
Real estate acquisition[6]	$62,958,500	83.9%
Real estate acquisition costs[7]	3,665,000	4.9%
Operating reserves[8]	1,889,000	2.5%

Net offering proceeds	$68,512,500	91.4%

All Net Offering Proceeds are intended for the purchase of target properties identified and determined by the Manager. The amounts presented are estimates based on the best information available at the date of this Offering Circular and the experience of the Manager. The Manager will attempt in all cases to minimize costs and increase the amount available to acquire the initial real estate portfolio properties of the FUND, but there is no assurance that the expenses necessary to achieve the FUND’s goals will not exceed the amounts estimated.

[1]	General Offering Expenses include legal, accounting, printing, advertising, and other expenses of related to this Offering. The FUND will bear its own organizational and syndication expenses. The Sponsor has borne the expenses for this offering and may seek reimbursement. These expenses may be advanced by the Sponsor and reimbursed to the paying entity by the Fund.

[2]	The Sponsor has contracted with Vertalo, our Digital Transfer Agent, to provide registration services using blockchain technologies and Netki which provides Anti-money laundering (“AML”) and Know-your-customer (“KYC”) compliance services.

[3]	The FUND currently has no agreements for any outside persons to sell the Equity Shares on its behalf. However, the FUND may, but is not obligated to, utilize the services of a FINRA broker/dealer or private persons acting as finders. Because the securities will be offered on a best efforts basis, there can be no assurances that all or any part of this Offering will be sold. It is possible that a fee may be incurred, if the services of a registered broker-dealer(s) are enlisted. Such estimated fee could amount to five percent (5%), if not more, but the Sponsor will in all circumstances expend its efforts to minimize any and all fees.

[4]	The Sponsor will be paid a fee of three percent (3%) from the proceeds of this Offering, in exchange for its services related to its sponsorship and management of this Offering.

[5]	Until required in connection with the acquisition of the FUND’s initial real estate portfolio, substantially all of the net offering proceeds may be invested in short-term, liquid investments including money market funds, U.S. or state government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts, or other authorized investments as determined by the FUND.

[6]	The funds available for real estate acquisition constitute that portion of net offering proceeds anticipated to be available and dedicated to the acquisition of the initial real estate portfolio of the FUND, net of all transaction expenses.

[7]	Acquisition costs are all the transaction costs associated with acquiring commercial real estate, except for the purchase price. Acquisition costs include, but are not limited to, brokerage fees, appraisal and survey costs, environmental reports, due diligence efforts, adjustments for real estate taxes, legal fees, and other necessary costs and adjustments.

[8]	Net offering proceeds allocated to operating reserves are intended to establish an appropriate level of cash and cash equivalents on-hand to meet the operational expenses of the FUND. Such operating expenses include, but are not limited to, payroll, management costs, overhead, and other costs associated with operating the Fund. The operating reserves are expected to be wholly funded by operations as soon as the initial real estate property is or properties are acquired.

6 Selected Financial Data

Exemptions under Jumpstart Our Business Startups Act

We elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) as an “Emerging Growth Company”. An Emerging Growth Company is one that had total annual gross revenues of less than $1,000,000,000 as determined under Section 107 of the JOBS Act. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth FUND, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an Emerging Growth Company.

U.S. Taxation

REICG will elect to be taxed as a “C” Corporation for federal income tax purposes. This election is the most advantageous income tax treatment for the FUND.

To date, the Company has recognized net operating losses throughout its start-up phase, which it contemplates will continue until successfully offering its Shares to the public. See: “Index to Financial Statements”.

7 Management’s Discussion and Analysis of Financial Condition

General

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and appearing elsewhere herein.

The investment opportunity offered hereby is speculative and involves a high degree of risk. There can be no assurances that an Investor will realize a substantial or any return on their investment. The Fund hopes to achieve an initial annual increase of Fund net asset values of nine percent (9%). The value of every Shareholder’s holding of Equity Shares shall be equal to the net asset value of the Fund assets in proportion to each Member’s respective Capital Contribution. The Manager, REI Capital Management LLC, will exclusively manage the Company.

REICG was formed in the State of Delaware in November of 2018. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Fund does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

As of the date of this offering circular, The Fund has not yet commenced active operations. Offering Proceeds will be applied to invest in multi-tenant stabilized open-air shopping centers. We will experience a relative increase in liquidity as we receive additional proceeds from the sale of Equity Shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our assets.

Further, we have not entered into any arrangements creating a reasonable probability that we will own a specific property. The number of additional properties that we will acquire will depend upon the number of Equity Shares sold and the resulting amount of the net proceeds available for investment in additional properties. Until required for the acquisition or operation of assets, we will keep the net proceeds of this offering in short-term, low risk, highly liquid, interest-bearing investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of assets we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, restructuring property loans or liquidating our investment in one or more assets. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.

Net Asset Value (“NAV”)

The FUND will determine the value of Equity Shares on a quarterly basis. The value of an Equity Share will be the share’s percentage of all issued shares to the Net Asset Value in U.S. Dollars (USD$) of all Fund Assets.

The Manager shall determine the NAV by subtracting the carrying amount of total liabilities from the carrying amount of total assets. If, in the Manager’s estimation, circumstances indicate that that the carrying amount of certain assets and certain liabilities is not reflective of the current market value of such assets and liabilities, the Manager may substitute a representative market value (“Stated Value”) for the carrying amount of such identified assets and liabilities to more accurately reflect NAV and to more accurately calculate the internal value of each Equity Share.

The “Stated Value” of any individual FUND Asset shall be determined by the Manager in its sole discretion. The Manager, however, shall establish and follow a methodology according to the Fund’s Valuation Policies, which may be modified, altered, amended, or improved from time to time at the Manager’s sole discretion.

Target Growth Rate

The FUND will target annual increases in NAV that may vary from time to time. The initial annual target increase of FUND net assets is nine percent (9%). The increase in FUND assets is primarily attributable to two components: (1) appreciation in the NAV of the FUND’s real estate portfolio and (2) investment of a targeted ninety percent (90%) of the FUND’s free cash flow into acquiring additional properties thereby increasing the FUND’s real estate portfolio. All income after property expenses, taxes, debt, and Fund operating expenses is the FUND’s “Free Cash Flow”

Strategy for Operations Liquidity

In this Offering we are offering and selling to the public up to $75,000,000 of Equity Shares. Our principal demands for cash will be for acquisition costs, including the purchase price, of any properties we acquire, the payment of our operating and administrative expenses, and all continuing debt service obligations. Generally, we will fund additional acquisitions from the net proceeds of this Offering. We intend to acquire additional assets with cash and/or debt. As we are dependent on capital raised in this offering to conduct our business, our investment activity over the next twelve (12) months will be dictated by the capital raised in this offering. If the capital raised in this offering is insufficient to purchase assets solely with cash, we will implement a strategy of utilizing a mix of cash and debt to acquire assets.

In addition to the capital raised in this Offering, we expect to use debt financing as a source of capital. The Manager intends to utilize leverage in a debt to equity ratio that it believes provides appropriate benefits in yield to Shareholders and FUND cash flow management.

Going forward, we anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, and all continuing debt service obligations. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on the performance of each of our properties and the economic and business environments of the various markets in which our properties are located. Our ability to liquidate our assets is partially dependent upon the state of real estate markets and the ability of mortgagors to obtain financing at reasonable commercial rates. In general, we intend to pay debt service from cash flow obtained from operations. If cash flow from operations is insufficient then we may exercise the option to partially leverage the asset to increase liquidity. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, we may use funds out of a reserve account which we may set up for that purpose in the future. Moreover, our Manager may change this policy, in its sole discretion, at any time to facilitate meeting its cash flow obligations.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of assets and undistributed cash flow, subject to the limitations previously described. Note that, currently, we have not identified any additional source of financing, other than the proceeds of this offering, and there is no assurance that such sources of financing will be available on favorable terms or at all.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, we will disclose the effective date on which we are required to adopt the recently accounting standard that applies to our financial statements.

Current Results of Operations as of December 31, 2021

Having not commenced active operations, we have not acquired any properties. Our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted assets, the commercial real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

1. For the period ended ended December 31, 2021:

For the years ended December 31, 2020 and December 31, 2021, REI Capital Growth, LLC (“REICG”) has had no operations and therefore has generated no revenues or cash from operations.

2. Total expenses

REICG has been in a start-up phase since its inception on November 7, 2018, preparing for the offering of its debt securities to the public for purposes of initiating securitized commercial real estate loans. However, as the sponsor of this Offering has intended for REICG to always be created and offer its debt securities to the market, REICG has accounted for, been allocated, and incurred start-up expenses “as-if” it was formed on November 7, 2018. In the year ended 2021, REICG recognized Total Expenses of $188,233. In the year ended 2020, REICG recognized Total Expenses of $127,496.

3. Assets

As of December 31, 2021 and December 31, 2020, REICG has assets consisting of a minimal cash balance, as its expenses are advanced by the Sponsor.

4. Liabilities

As of the year ended 2021, REICG had Total Liabilities of $334,192 of which $302,643 is due to the Sponsor, $17,549 consists of Accounts Payable and $14,000 consists of Accrued Expenses. As of the year ended 2020, REICG had Total Liabilities of $145,959 of which $135,807 is due to the Sponsor, $4,392 consists of accounts payable and $5,760 consists of Accrued Expenses.

Liquidity and Capital Resources

REICG’s liquidity and capital resources are all advanced by the Sponsor. REICG’s goal is to raise $75,000,000 in this Offering and will begin operations immediate upon receipt of sufficient funds. Additionally, REICG plans future offerings as market conditions allow and will increase operations proportionately and to the benefit of all investors in its equity securities by providing greater diversity of its real estate portfolio. If necessary, the Sponsor may continue to supplement REICG’s liquidity to meet its current obligations, until this Offering is closed. Upon the qualification of the Form 1-A, REICG plans to pursue its investment strategy of acquiring commercial retail center real estate in target markets throughout the United States. However, there is no guarantee that REICG will make any such acquisitions. Making such investments will depend highly on the funds raised and the availability of acquisition opportunities that meet REICG’s Investment Policies and criteria. There can be no assurance that additional capital will be available to REICG. If so, REICG’s investment objective of acquiring commercial retail centers across the continental U.S. in target markets will be adversely affected. REICG currently has no acquisition or investment agreements, arrangements, or understandings with any person to acquire real estate properties, as described. Since REICG has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

5. Off-Balance Sheet Arrangements

REICG does not currently have nor does it intend to enter into any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial condition, results of operations, liquidity, capital expenditures, or capital resources.

6. Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

7. Employees

Currently, Alan Blair is the principal of our Manager and has devoted working hours to our FUND without a salary. For more information on our personnel, please see “OFFICERS, PROMOTERS AND CONTROL PERSONS.” Our Manager will coordinate all of our business operations. We plan to use consultants, attorneys, accountants, and other personnel, as necessary and do not plan to engage any additional full-time employees in the immediate future. We believe the initial use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations and this allows more revenue to be available for investment at the initial stage. Any expenses related to this Offering will be charged to the FUND. For example, any costs associated with raising capital such as escrow and technology fees will be borne by the FUND. Costs associated with overall management of the FUND and the management and acquisition of the properties shall also be borne by the FUND. Our Manager is spending the time allocated to our business in handling the general business affairs of our FUND such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our Form 1-A, developing our business plan and researching investment opportunities and possible acquisitions. The principals of the Manager expect to devote additional working hours to the business of the FUND.

8 Investment Policies of the Fund

The FUND will purchase multi-tenant stabilized open air shopping centers; strategically located within the U.S., which areas have affluent demographics and strong employment markets; and which are currently generating positive cash flow after capital and ordinary expenditures. Targeted properties will have triple-net leases and, at a minimum, be ninety percent (90%) leased at acquisition.

Within this category, the FUND will target assets with purchase prices in a range that, at the sole discretion of the Manager, is too large for typical individual investors and too small for institutional investors. The decreased competition in this price range generally provides buying opportunities with higher capitalization rates (“CAP rates”). The acquisition prices for targeted properties will generally range from USD$5.0 million to USD$25 million.

No assurances can be given that these objectives will be attained.

9 Description of Business

The business of REI Capital Growth LLC (the FUND) is to give an Investor the opportunity to participate in long-term investment strategies based on the income performance and asset appreciation of commercial real estate assets. This investment structure uses the NAV basis for valuation of Equity Shares which is a feature of an Interval Fund (“IF”) combined with the long-term hold and capital reinvestment strategies of a “Permanent Capital Vehicle” (“PCV”). The FUND intends to value Equity Shares based on the Fund’s NAV and the FUND intends to reinvest ninety percent (90%) of the FUND’s free cash flow into acquiring additional properties thereby increasing the FUND’s real estate portfolio. Shareholder ownership is recorded on a blockchain as a ditigitized Security Token (“Token”).

Interval Fund (“IF”)

An IF is an investment company that offers to repurchase its shares from shareholders periodically. Shareholders are not required to accept these offers to sell their shares back to the fund. The shares of an IF are offered and redeemed at a price based on the fund’s NAV.

IFs provide individual investors with access to investment strategies that are often limited to institutions such as hedge funds and pension plans. These investment strategies may include investments in asset classes that are less liquid, such as commercial real estate.

Like the IF structure, the Equity Shares in this Offering are valued at a price based on the Fund’s NAV, which is largely determined by the Fund’s commercial real estate Asset portfolio.

Unlike the IF structure, the Equity Shares in this Offering are tokenized for trading on a secondary market should one develop. Although no such secondary market currently exists for the Equity Shares, the Equity Shares are offered as Digitized Securities and are ready for trading should a secondary market appear.

Permanent Capital Vehicle (“PCV”)

A PCV is an investment structure created to service a pool of capital for an indefinite period of time. The indefinite nature of this structure means that it is not designed to draw on the capital, but to grow the capital with a long-term financial performance model.

Like the PCV, the Equity Shares in this Offering are structured for Investor participation in a long-term financial performance model with the goal of reinvesting the Fund’s Free Cash Flow into new commercial real estate properties.

10 Conflicts of Interest

The Manager, its Affiliates, and its principals are subject to various conflicts of interest in managing the FUND. The FUND will pay the Manager and/or Affiliates fees, some of which are not determined by arm’s length negotiations. The FUND will pay an annual asset management fee to the Manager of one and one-quarter percent (1.25%) of the gross total value of all FUND assets, as determined on the last day of each quarter. Given that the asset management fee is calculated based on the gross total value of all FUND assets, a potential incentive exists for the Manager to inflate the gross total value of all FUND assets, in order to increase its Asset Management Fee.

The Manager and/or Affiliates may charge reasonable, market-based loan brokerage, extension, processing, underwriting, and inspection fees in connection with services provided in connection with the business of the FUND. The Affiliate REI Advisors LLC may receive compensation in the form of commissions paid through the closing of the purchase or sale of a FUND Asset. All fees and compensation paid to Affiliates shall be market-based and commercially reasonable at all times. In these regards, the interests of the Manager and its Affiliates are in conflict with the interests of Shareholders.

The Manager shall devote only such time to REICG’s affairs as may be reasonably necessary to conduct its business. The Manager, and/or its Affiliates and principals, may be a manager of other companies (some of which may directly compete with the business of REICG) and have other business interests of significance.

The Manager also supervises and controls the business affairs of the FUND’s potential primary lender REI Capital Income LLC (“REICI”) and receives compensation from REICI. The business of REICI is to make loans to borrowers seeking to finance the borrower’s purchase or refinance of commercial real estate property. The Manager locates lending opportunities for REICI, raises capital for REICI, administers the financial affairs of REICI, and renders certain other services. The Manager may determine that an REICI loan can efficiently finance the purchase or refinance of a commercial real estate property by REICG and, as Manager of REICI and Manager of REICG, cause the loan to be made by REICI to REICG. As the principal party for both REICI as lender and REICG as borrower, the Manager’s representation of both entities simultaneously is in conflict.

Furthermore, while the Manager in its capacity as Manager is obligated to consider the interests of the Shareholders as a whole, the Manager may decide to act in its capacity as a Shareholder without considering the interests of other Shareholders. The interests of the Manager in its capacity as a Shareholder may be adverse to the interests of other Shareholders.

The Manager and REICG are not represented by separate counsel. The attorneys and other experts who have prepared the documents for this Offering also perform other services for the Manager. This representation will continue.

Manager as Shareholder

The Manager is a Shareholder of the FUND and from time to time may invest additional amounts in the FUND. Any further investment by the Manager will be made according to the then prevailing Equity Share Price and otherwise be in such form and in such amount as determined by the Manager in its sole discretion, without notice or approval of other Shareholders. The Manager may also determine to have the FUND accept its investment while rejecting the investments of others (though it does not intend to do so). In addition, the Manager will be eligible to have the same rights to request the FUND to redeem its Equity Shares as any other Shareholder. Any such redemption may reduce the amount of funds available for the redemption of other Investors’ interests.

Broker/Dealer Representatives may receive Equity in the Fund or other Compensation

In connection with this Offering, the Manager may employ one or more licensed Broker/Dealer and/or Registered Investment Advisors (“RIA”) to locate interested Investors. Therefore, it may be in a Broker/Dealer and/or RIA’s best interest to sell the Equity Shares to Investors, and that Broker/Dealer and/or RIA may potentially not prioritize the Investor’s best interests. Additionally, the Broker/Dealer and/or RIA may be given an equity interest in the Fund as compensation for their services.

Diverse Ownership

The Investors may include taxable and tax-exempt persons and entities and may include persons or entities organized in various Non-U.S. jurisdictions. As a result, conflicts of interest may arise in connection with decisions made by the Manager that may be more beneficial for one Shareholder than for another Shareholder. In addition, the Manager may make investments for the FUND that may have a negative impact on other investments made by certain Investors in separate transactions. In selecting investments appropriate for the FUND, the Manager will consider the investment objectives of the FUND as a whole, not the investment, tax, or other objectives of any individual Shareholder, including itself.

11 U.S. Tax Treatment of the Fund and Its Subsidiaries

Election as a “C” Corporation

The Fund is organized as a Delaware Limited Liability Company and is eligible to report to the IRS as a partnership. However, the FUND will instead report its activities and the activities its subsidiaries to the IRS as a “C” Corporation due to the generally lower rates of taxation assessed and reduced administrative burden for “C” Corporations and because the FUND’S Equity Shares are non-voting and do not pay dividends. Further, by reporting as a “C” Corporations, no expenses paid by the FUND are allocated to Shareholders. The fact that the Equity Shares do not pay dividends will be communicated regularly by the FUND to the IRS through its tax filings. By opting to be taxed as a “C” Corporation, FUND Investors will not receive an allocation of income or loss that is individually taxable for U.S. tax purposes, but may be taxable in their relevant non-US tax jurisdiction(s). In connection with the FUND’s election to be taxed as a “C” Corporation, the FUND is not structured to “pass through” taxes for capital gains, dividends, or interest earned to Shareholders.

12 U.S. Federal Income Tax Considerations for Investors

US Investors

As a Shareholder filing a US tax return, it is expected that the Shareholder should report capital gains or losses when the Shareholder sells any share to another investor, when any of the Shareholder’s shares are redeemed by the FUND, and upon payment of the Shareholder’s pro rate share of cash upon the liquidation of the FUND. However, the Investor should consult with their own tax advisor to learn how the IRS characterization of any of these activities may impact the Investor’s individual tax return.

Non-US Investors

In the IRS Code, a Non-US Investor is deemed a “Foreign Person” meaning any person other than a “U.S. Person”, as defined in Title 17 C.F.R. §230.902(k). The term “Foreign Person”, also termed Nonresident Alien, is also defined by the IRS in various ways. The U.S. Federal Income Tax Risks described in this Section pertain to the federal tax risks to nonresident alien individuals, Title 26 U.S. Code §871.

The IRS has issued regulations indicating how a non-US Investor should establish their foreign status for certain purposes. Prospective investors are strongly encouraged to consult with their tax advisors concerning the requirements imposed by the regulations of their jurisdiction and the effect on investing in Equity Shares.

Any capital gain realized on the sale or other taxable disposition of an Equity Share (including a redemption) by a non-US Investor will be exempt from U.S. federal income and withholding tax, provided that:

●	The gain is not effectively connected with the conduct of a trade or business in the U.S. by the Foreign Person, and

●	In the case of an individual Foreign Person, the foreign person is not present in the U.S. for one hundred eighty-three (183) days or more in the taxable year and certain other requirements are met.

FIRRMA: Non-US Investors

Under the Foreign Investment Risk Review Modernization Act of 2018 (FIRRMA), The Committee on Foreign Investment in the U.S. proposed rules governing the foreign acquisition and ownership of real estate. Under FIRRMA, if the interest, gain or income on Equity Shares held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Investor generally will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for an exemption or a lower rate under an applicable tax treaty.

However, the FUND’S Equity Shares are non-voting shares which has the consequence that Shareholders have no voice in the management of the FUND and are not active in the conduct of the FUND, 26 CFR § 1.355-3. All shareholders are passive investors in the FUND and, based solely on a Shareholder’s connection to the FUND, a Shareholder does not actively conduct the trade or business of the FUND. Ownership of Equity Shares by a “Foreign Person” who is also a “Nonresident Alien” should not subject the Shareholder to U.S. federal income and withholding tax. However, it is strongly advised that the Investor consult with and consider obtaining the opinion of their tax or legal advisor(s).

Foreign Persons holding interests in Equity Shares should consult their tax advisors regarding the procedures whereby they may establish an exemption from or reduction in withholding applicable to countries without a U.S. tax treaty, otherwise, any applicable taxes will simply be the cost of doing business in the U.S.

FIRPTA: Non-US Investors

The Foreign Investment in Real Property Tax Act (“FIRPTA”) was enacted to tax the gains on non-US residents’ income from the sale of US real property interests (“USRPI”). USRPI include real property located in the U.S. and stock of regular domestic “C” corporations and certain REITs that hold USRPIs as the majority of their global real estate and other trade or business assets

In 2015, Congress passed the PATH Act that made significant reforms to FIRPTA including significant benefits for non-US investors in US real estate. Of particular note, the PATH Act exempts certain foreign pension funds from taxation under FIRPTA on gains from investment in US real estate. The PATH Act also significantly modifies the rules applicable to Real Estate Investment Trusts (“REIT”) and Regulated Investment Companies (“RIC”) defining each to be a Qualified Investment Entity (“QIE”).

The PATH Act introduces six significant modifications to the existing FIRPTA rules: Here we will mention all six and focus on the rules that apply to RICs, in that REICG is such a company.

1.	The PATH Act provides a new exemption from FIRPTA for “qualified foreign pension funds”.

2.	Increase in Exempt Publicly Traded REIT [and RIC] Ownership: Gain from the disposition of stock of a publicly traded REIT, as well as capital gain distributions made by a publicly traded REIT (or RIC), will be exempt from taxation under FIRPTA, in the case of a shareholder that owns ten percent (10%) or less of the class of publicly traded stock.

3.	Exemption for Qualified Shareholders; complex and does not apply here.

4.	Domestically Controlled REITs and RICs: Gain from the sale of stock of a QIE is not subject to tax under FIRPTA, if the QIE’s stock is domestically controlled (i.e., less than fifty percent (50%) of the stock was held directly or indirectly by non-US persons) for a specified period.

5.	Elimination of the Cleansing Rule for RICs and REITS; complex and does not apply here.

6.	Increased the Tax Rate of FIRPTA Withholding: Applies to dispositions (the sale of real property interests) and distributions on equity. The consideration received in a disposition of an interest in a partnership, trust or estate, is treated as an amount received from the sale or exchange in the U.S. of such real property.

The PATH Act added new special ownership rules to IRC §897(h)(4), effective December 18, 2015, for applying the domestically controlled definition to a QIE, when stock in the QIE is either publicly traded (expanded to include Publicly Offered), or owned by another QIE. Includes the following:

●	QIE stock held by domestically controlled QIEs that are publicly traded or RICs that issue redeemable securities.

●	Any stock in a QIE that is held by a domestically controlled QIE is treated as held by a U.S. person for: (i) any class of stock, which is regularly traded on an established securities market, or (ii) which is a RIC that issues redeemable securities.

ERISA Considerations

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Code that may be relevant to a prospective investor, including plans and arrangements subject to the fiduciary rules of ERISA and plans or entities that hold assets of such plans (“ERISA Plans”); plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh plans, and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”); and governmental plans, church plans, and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements, which we refer to as Other Plans. This discussion does not address all the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether the investment:

●	will be consistent with applicable fiduciary obligations;

●	will be in accordance with the documents and instruments covering the investments by such plan, including its investment policy;

●	in the case of an ERISA plan, will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other provisions of the Code and ERISA;

●	will impair the liquidity of the Benefit Plan or Other Plan;

●	will result in unrelated business taxable income to the plan; and

●	will provide sufficient liquidity, as there may be only a limited or no market to sell or otherwise dispose of Equity Shares.

ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Benefit Plan and persons who have specified relationships to the Benefit Plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the Code. Thus, a designated plan fiduciary of a Benefit Plan considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a prohibited transaction. Fiduciaries of Other Plans should satisfy themselves that the investment is in accord with applicable law.

Section 3(42) of ERISA and regulations issued by the Department of Labor, or DOL, provide guidance on the definition of plan assets under ERISA. These regulations also apply under the Code for purposes of the prohibited transaction rules. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies

If the underlying assets of our company were treated by the Department of Labor as “plan assets,” the management of our company would be treated as fiduciaries with respect to Benefit Plan Shareholders and the prohibited transaction restrictions of ERISA and the Code could apply to transactions involving our assets and transactions with “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in Section 4975 of the Code) with respect to Benefit Plan Shareholders. If the underlying assets of our company were treated as “plan assets,” an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company under ERISA and expose the ERISA Plan fiduciary to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, an excise tax equal to 15% of the amount involved would be imposed under the Code, with an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our Manager, and possibly other fiduciaries of Benefit Plan Shareholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, could be required to restore to the plan any losses suffered by the ERISA Plan or any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA or similar account that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status. In that event, the IRA or other account owner generally would be taxed on the fair market value of all the assets in the account as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

13 Legal Proceedings

There are currently no legal proceedings involving the FUND, its affiliates, or the the Manager.

14 Security Ownership of Certain Beneficial Owners and Management

The Sponsor and Manager, REI Capital Management LLC, currently owns 100% of REI Capital Growth LLC, the FUND.

15 Board of Managers and Executive Officers

The following table sets forth information on our board of managers and executive officers of our Sponsor. We are managed by our Manager, which is majority owned and controlled by our Sponsor. Consequently, we do not have our own separate board of managers or executive officers.

Name	Age	Position with our Company	Manager/Officer Since
Alan Blair		Chairman and Chief Executive Officer	July, 2020

Gregg Saunders		Interim Acting Chief Financial Officer	July, 2020

Matthew Blair		Strategic Advisor	July, 2020

Executive Officers and Managers

REICM is led by a team of executives that have diverse experience in all aspects of real estate investing, accounting and lending.

Chairman and Chief Executive Officer – Alan Blair

Mr. Blair is the originator of the business model of REICG and one of the two founding partners of REICM. With over forty (40) years of entrepreneurial business experience in commercial real estate, finance, property management, and real estate syndications, his real estate experience includes multifamily properties with as many as two hundred forty (240) units, Absolute NNN Retail, and Condo-Hotel-Commercial Retail Centers. Mr. Blair has completed over fifty (50) distinct commercial transactions throughout the course of his career, including multiple 1031 Like-Kind-Exchange transactions. In addition to his role as a Managing Member of REICG, Mr. Blair is the Managing Member, Founding Member, and the Broker of Record for REI Advisors, a Commercial Real Estate Brokerage firm. REI Advisors assists individual and institutional real estate investors locate, analyze, acquire and manage quality cash flowing commercial real estate properties throughout the U.S. A former Marine Corps Captain and Helicopter Pilot, he holds a Bachelor of Science in Business and Marketing from Manhattan College. Mr. Blair is the primary research analyst, when evaluating properties for acquisition.

Interim Acting Chief Financial Officer – Gregg Saunders

Mr. Saunders has over thirty (30) years of leadership experience in Finance that includes roles as CFO, Partner, and Director. In addition, Mr. Saunders has over fifteen (15) years of Big 4 Accounting experience and success with KPMG LLP. Mr. Saunders’ career spans a broad range of achievements including full-scale turnarounds, start-up growth, and key XBRL initiatives; Mr. Saunders has been recognized as a Leading Expert of the U.S. GAAP Taxonomy. He is an accomplished senior finance executive with a broad financial-operational-business background applicable to multiple industries and an extensive background in creating big-picture strategies, assembling and leading highly skilled teams, ensuring full regulatory compliance, and driving change/improvement within established organizations. Mr. Saunders provides expertise in financial and business principles, procedures, and best practices with an extensive accounting and operations knowledge, including systems, journals, internal controls, policies/procedures, and strategies for effective implementation.

Strategic Advisor and Founding Partner – Matthew Blair

Mr. Blair is one of the two founding members of REICM and will participate as a Strategic Advisor thereto, participating in all aspects of REICG management on a part-time or as-needed basis. Mr. Blair has extensive experience working with performing and distressed real estate loan portfolios, through his work valuing loan portfolios for sale in the secondary market and through the founding of the Special Opportunities Group at Cushman and Wakefield. Mr. Blair is currently a Senior Managing Director and Co-Head of the Special Opportunities Group at Cushman and Wakefield, which focuses on advisory work for the banking industry. Mr. Blair manages all project execution for the Special Opportunities Group, having led teams of over one hundred twenty (120) commercial credit professionals on a variety of loan portfolio valuation, compliance and regulatory remediation assignments. Mr. Blair and his teams have reviewed thousands of loans supporting billions of dollars in capital lent by the largest financial institutions in the world. In addition, Mr. Blair was the project lead for KBW’s FDIC bank foreclosure team. Mr. Blair managed the data aggregation, cash flow modeling, and portfolio valuation of failed institutions, which included performing and nonperforming loans of every asset class. Mr. Blair holds a Bachelor of Science from Lehigh University and is currently pursuing his Executive MBA from Wharton Business School.

16 Executive Compensation

Each of the Executive Officers of the Manager will also serve as officers of the FUND. The Executive Officers’ base compensation and cash bonuses, if any, will be the responsibility of and paid directly by the Manager. Through its executive officers and employees, the Manager will be responsible for the day-to-day operations, property acquisition and disposition decisions, asset management, and monitoring of FUND performance, which costs the FUND will indirectly bear through fees paid to the Manager. The FUND reserves the right to hire directors, executive officers, and employees directly. The FUND anticipates establishing a share-based compensation plan intended to award incentive compensation to directors, executive officers, and employees of the FUND, as well as to contractors and providers of goods and services including REICM and its directors, Executive Officers, and employees.

17 Compensation of Our Manager

FUND Administration

The FUND will be administered by REICM (the “Manager”). A fund administration fee payable quarterly in arrears equal to an annual rate of one-half of one percent (0.5%), which: (i) until the end of the first complete fiscal quarter, will be multiplied by gross total value of all FUND assets, pro-rated for the portion of the FUND’s fiscal quarter by multiplying the FUND administration fee by a fraction, the numerator shall be the number of days of administration in such fiscal quarter and the denominator shall be the total number of days in such fiscal quarter.

Asset Management Fee

The Manager will receive an asset management fee payable quarterly in arrears equal to an annual rate of one and one quarter percent (1.25%), which: (i) until the end of the first complete fiscal quarter will be multiplied by the GROSS TOTAL VALUE OF ALL FUND ASSETS, pro-rated for the portion of the FUND’s fiscal quarter by multiplying the asset management fee by a fraction, the numerator of which shall be the number of days of asset management in such fiscal quarter and the denominator of which shall be the total number of days in such fiscal quarter.

Performance Allocations

The Manager will also receive Performance Allocations of Operating Company Units “OC Units” as defined in the Phat Holding LLC’s operating agreement. The purpose of the Performance Allocation is intended to provide the Manager a number of Units for incentive and performance awards to the extent of ten percent (10%) of the quarterly or annual increase in Net Asset Value while protecting the gains in value per share recognized by shareholders of the FUND.

Following commencement of the fourth (4th) year of operations, the Manager may designate persons employed or otherwise contractually associated with the Manager to receive OC Units (the “Performance Allocation”) in an amount of OC Units equivalent in value to one tenth (1/10) of the quarterly or annual aggregate increase in Net Asset Value of the Operating Company’s Units outstanding as of the immediately prior quarter end or year-end from the last Performance Allocation date. Any such allocation shall however be limited so that (i) that the resulting performance allocation does not result in a decrease in Net Asset Value per outstanding Unit from the previous quarter end, published, Net Asset Value per Unit (the “Limiting Factor”) and (ii) for avoidance of doubt: the Performance Allocation of Units shall never result in a decrease in the Net Asset Value per Unit below the Net Asset Value per Unit of the immediately preceding quarter end. This performance allocation is intended to be and shall be made on the increase of the Fund’s Net Asset Value per Unit above the Net Asset Value per Unit of the immediately preceding quarter end.

18 Independent Auditors

The financial statements of our company, which comprise the balance sheets for the years ending December 2020 and December 2021 and the related statements of operations, changes in members’ deficit and cash flows included in this offering circular and the related notes to those financial statements, have been audited by Keiter, an independent certified public accounting firm, as stated in their report appearing herein See: “Index to Financial Statements”.

19 Limitations on Liability

Our Manager and executive officers, if any are appointed by our Manager, will owe fiduciary duties to our company and our members in the manner prescribed in the Delaware Limited Liability Company Act and applicable case law. Neither our Manager nor any executive officer will owe fiduciary duties to our Shareholders. Our Manager is required to act in good faith and in a manner that it determines to be in our best interests. However, nothing in our operating agreement precludes our Manager or executive officers or any affiliate of our Manager or any of their respective officers, directors, employees, members or trustees from acting, as a director, officer or employee of any corporation, a trustee of any trust, an executor or administrator of any estate, a member of any company or an administrative official of any other business entity, or from receiving any compensation or participating in any profits in connection with any of the foregoing, and neither our company nor any member shall have any right to participate in any manner in any profits or income earned or derived by our Manager or any affiliate thereof or any of their respective officers, directors, employees, members or trustees, from or in connection with the conduct of any such other business venture or activity. Our Manager, its executive officers, any affiliate of any of them, or any shareholder, officer, director, employee, partner, member or any person or entity owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, provided that such activities do not compete with the business of our company or otherwise breach their agreements with our company; and no member or other person or entity shall have any interest in such other business or venture by reason of its interest in our company.

20 Additional Information and Undertakings

The Manager undertakes to make available to each Investor every opportunity to obtain any additional information from the FUND or the Manager necessary to verify the accuracy of the information contained in this Offering Circular, to the extent that it possesses such information or can acquire it without unreasonable effort or expense. This additional information includes, without limitation, all the organizational documents of the FUND and all other documents or instruments relating to the operation and business of the FUND that is material to this Offering and the transactions contemplated and described in this Offering Circular.

21 Exhibits

Exhibit 1A-1:	REICG Consolidated Audited Financial Statements for Years ended December 31, 2020 and 2021

Exhibit 1A-2:	Limited Liability Company Operating Agreement of REICG

Exhibit 1A-3:	Subscription Agreement

Exhibit 1A-4:	Consent of Independent Auditors

Exhibit 1A-1

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

As of December 31, 2021 and the date of filing, REI Capital Growth LLC (“REICG”) does not have and has not yet issued any shares of its Common Stock. REICG anticipates issuing shares of its Common Stock at $10 par value and that when a secondary market develops, the trading symbol of its tradable securities will be REICG. The anticipated exchanges on which the shares will initially be tradable include any number of digital securities exchanges.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

i

INDEPENDENT AUDITOR’S REPORT

To the Manager of

REI Capital Growth, LLC

Opinion

We have audited the accompanying consolidated financial statements of REI Capital Growth, LLC and its subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations, changes in members’ deficit and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

May 2, 2022

Glen Allen, Virginia

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

December 31, 2021 and 2020

Consolidated Balance Sheets

	December 31,
	2021	2020
Assets
Current Assets
Cash	$200	$200

Total Assets	$200	$200

Liabilities and Members’ Deficit
Current Liabilities
Accounts Payable	$17,549	$4,392
Accrued Expenses	14,000	5,760
Due to Sponsor	302,643	135,807

Total Liabilities	334,192	145,959

Commitments and Contingencies

Members’ Deficit
Members’ Capital	200	200
Accumulated Deficit	(334,192)	(145,959)

Total Members’ Deficit	(333,992)	(145,759)

Total Liabilities and Members’ Deficit	$200	$200

The accompanying notes are an integral component to these consolidated financial statements.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

Consolidated Statements of Operations

	Years ended December 31,
	2021	2020
Revenues
Revenues from rental properties, net	$-	$-

Total Revenues	-	-

Expenses
Start-up Expenses
Legal and Professional Services	114,887	74,641
Office Expenses	33,465	34,163
Marketing	30,772	15,922
Advertising	8,433	2,402
Filing Fees	676	368

Total Start-up Expenses	188,233	127,496

Total Expenses	188,233	127,496

Net Loss	$(188,233)	$(127,496)

The accompanying notes are an integral component to these consolidated financial statements.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

Consolidated Statements of Changes in Members’ Deficit

	Members’ Capital	Accumulated Deficit	Members’ Deficit
Balance - December 31, 2019	$-	$(18,463)	$(18,463)
Capital Contributions	200	-	200
Net Loss	-	(127,496)	(127,496)

Balance - December 31, 2020	200	(145,959)	(145,759)
Net Loss	-	(188,233)	(188,233)

Balance - December 31, 2021	$200	$(334,192)	$(333,992)

The accompanying notes are an integral component to these consolidated financial statements.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

Consolidated Statements of Cash Flows

	Years ended December 31,
	2021	2020
Cash flows from operating activities:
Net Loss	$(188,233)	$(127,496)
Adjustments to reconcile net loss to net cash from operating activities:
Changes in operating assets and liabilities:
Increase in Accounts Payable	13,157	1,217
Increase in Accrued Expenses	8,240	5,760
Increase in Due to Sponsor	166,836	120,519

Net cash provided by (used in) operating activities	-	-

Cash flows from financing activities:
Capital Contributions	-	200

Net cash provided by financing activities	-	200

Net change in Cash	-	200

Cash - beginning of year	200	-

Cash - end of year	$200	$200

Supplemental information:
Interest paid	$-	$-

Income taxes paid	$-	$-

The accompanying notes are an integral component to these consolidated financial statements.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

Notes to Consolidated Financial Statements

1.	Business and Organization

REI Capital Growth LLC (“REICG”) and its wholly owned subsidiary PHAT Holding LLC (“PHAT”)  (collectively,  the  “Company”,  unless  otherwise  indicated  by  context)  are Delaware limited liability companies formed in November 2018. REICG was formed primarily to acquire multi-tenant, stabilized, open-air commercial centers throughout the United States of America (the “U.S.”) that it will hold through its subsidiary PHAT, a real estate operating entity. The open-air commercial centers targeted by the Company are anchored or in close proximity to large traditional retailers (e.g., grocery stores, home improvement centers) and tenanted by local business that are integral to the community (e.g., national, regional, local restaurants, hair salons, cleaners, and other service-oriented businesses).

The Company is currently in process of attracting investors to fund its vision of providing digitalized securities in a real estate holding company. During the periods preceding the current year ended December 31, 2021 and to date, the Company’s sponsor, REI Capital Management, LLC (“REICM” or the “Sponsor”) invested time and effort in developing a strategy of continual real estate investment in order to provide investors the opportunity potentially to realize stable and attractive returns through net asset value real estate portfolio growth. Likewise, the Sponsor anticipates providing liquidity to investors through a share- repurchasing program and the future development of secondary digital securities markets.

2.	Basis of Presentation

The accompanying consolidated financial statements include the accounts of REICG and PHAT. All inter-company transactions and balances have been eliminated in consolidation. These  consolidated  financial  statements  have  been  prepared  on  the  accrual  basis  of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), as issued by the Financial Accounting Standards Board (the “FASB”) and published in the Accounting Standards Codification (the “ASC”) thereby.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires certain estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

The Company is  in  a  start-up phase during which all its activities have been and  are dedicated to developing, creating, and offering an investment opportunity to the public. The Sponsor has funded all expenses and such funding is considered advances to be repaid once sufficient cash flows are generated from the real estate portfolio in excess of cash operating requirements and reserves. The Company anticipates that the start-up phase of operations will continue until the initial offering of the Company’s digital securities is completed.

Segment Reporting

The Company anticipates that it will have a single reportable segment for financial reporting purposes, in accordance with U.S. GAAP, based on the evaluation of acquired properties as independent stand-alone operations, rather than distinguishing the future portfolio of properties by principal business or geographically grouping activities. Significant performance metrics will include net asset value of the overall real estate portfolio and the amount of cash flow generated for reinvestment.

Subsequent Events

The Company evaluated subsequent events through May 2, 2022, the date the Consolidated Financial Statements were available for issuance and determined that there were no such events requiring recognition or disclosure in the Consolidated Financial Statements, other than the share-based compensation consulting services agreement disclosed in the Summary of Significant Accounting Policies footnote under Share-based Compensation.

3.	Summary of Significant Accounting Policies

In order to better inform the reader of anticipated future business operations, Management has included significant accounting policies for accounts and transactions that may have not existed or occurred as of and for the years ended December 31, 2021 and 2020.

Real Estate

Acquired real estate assets will be accounted for at cost, less accumulated depreciation and amortization. On acquiring real estate operating properties, the Company will estimate fair values of acquired tangible assets (e.g., land, building, improvements) and identified intangible assets and liabilities (e.g., above- or below-market leases, in-place leases, tenant relationships - - as applicable), and assumed debt, if any, based on evaluation of circumstances, market conditions, and information available at the time. Fair value will be based primarily on the market approach of valuation, contemplating the price to be received or value of consideration transferred in an orderly transaction for the sale of assets or transfer or assumption of a liability, respectively, by unrelated market participants at the measurement date. Acquisitions of operating properties will be considered asset acquisitions for which associated acquisition costs will be capitalized.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

Allocation of the consideration transferred to acquire identified intangible assets and assume liabilities (e.g., above- and below-market leases) will be determined based on the present value of the excess or deficiency between contractual amounts to be paid, including fixed rate below-market renewal options, in accordance with existing leases and an estimate of market lease rates and other lease provisions (e.g., base rental changes, expense reimbursements) measured over a period equal to an estimate of the remaining lease terms. Capitalized above- or below-market intangible balances will be amortized to rental income over the estimated remaining terms of the respective leases, including expected exercised renewal option periods for below-market leases. The Company does not anticipate assuming mortgage debt on acquired properties, however, to the extent mortgage debt is assumed or acquired subject to discounts or premiums; such will be amortized to interest expense over the remaining term of the associated debt instrument.

The Company will consider existing market conditions and costs to execute similar contracts to develop an estimate of carrying costs during the expected leasing period from vacant to existing occupancy in determining the value of in-place leases. Carrying cost estimates generally include real estate taxes, insurance, other operating costs, estimates of unrealized rental   revenues   during   leasing   periods,   costs   to   execute   similar   leases,   including commissions, legal and other professional fees, and other expenses based on current market demand. Any value allocated to in-place leases and tenant relationships will be amortized over the estimated remaining term of the underlying lease. In the case a lease was to be terminated prior to its contractual expiration, any unamortized costs relating to such lease will be written-off.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

The following table presents a summary of asset categories that the Company may obtain or take possession of including future real estate assets as well as other assets. The summary is not intended to be all-inclusive, but only to provide an indication of assets the Company generally contemplates acquiring. The straight-line method of depreciation and amortization will be applied over the following estimated useful lives of the underlying asset:

	Useful Life (Years)
Category	Minimum	Maximum
Land	-	-
Buildings	-	50	[1]
Building Improvements	-	50	[1]
Leasehold Improvements	-	-	[2]
Tenant Improvements	-	-	[2]
Furniture and Fixtures	3	5	[3]
Identified Intangible Assets - Finite Lived	-	-	[4]

[1]	Buildings and building improvements will be depreciated over their estimated useful lives not to exceed fifty years.
[2]	Leasehold and tenant improvements, to the extent acquired, will be amortized over the lesser of the assets estimated useful or the term of the lease.
[3]	Furniture and Fixtures will be depreciated over their estimated useful lives.
[4]	Identified finite lived intangible assets will be amortized over the lesser of their estimated useful lives or the remaining contractual term relating to the asset.

The useful lives of depreciable assets, including but not limited to real estate assets and such assets to be redeveloped in future periods, will be periodically assessed to determine if the estimated useful lives require revision to properly reflect the recoverable period of the assets carrying value, which changes in estimate, if any, will be accounted for on a prospective basis. Significant renovations and replacements, which improve or extend the life of an asset, will be capitalized. Expenditures for maintenance, repairs, and demolition costs will be charged to operations as incurred.

Finite lived intangible asset useful lives will be periodically evaluated and  assessed to determine if the estimated useful lives are appropriate. Any changes to a finite lived intangible asset useful life will be accounted for prospectively.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

Impairment of real estate portfolio properties, including any related amortizable intangible asset or liability and other applicable assets will be continually assessed by the Company to determine if any indicators infer that the asset has been impaired. Indicators may include a specific property’s operating performance, general market conditions, and changes in anticipated holding periods. Property value will be considered impaired under the condition that the Company’s estimated fair value is less than the property’s carrying value. Fair value will be estimated primarily based on (i) discounted cash flow models for the specific property over its remaining holding period, (ii) third-party appraisals, or (iii) estimated sales price and/or the consideration indicated by a signed contract or accepted letter of intent, if the property has been designated for sale. Impairment is recognized on properties and assets held for use as the excess of the carrying value of the asset over the property’s or other assets expected undiscounted cash flows or assessed fair value, which results in the property or asset being written-down to its estimated fair value. Estimated fair values that are based on discounted cash flow models consider all estimated cash in- and outflows over a specified holding period. Capitalization rates and discounts rates that are utilized in such models are generally based on unobservable rates that the Company, based on experience and available information, believes are within a reasonable range of existing market rates. Additionally, such cash flow models will consider factors such as expected future net operating income, prospects, market trends, the effects of demand, competition for commercial space (i.e., supply), and other factors. Recognized impairment will be included in the Consolidated Statements of Operations as a current expense and the asset’s carrying amount will be reduced to reflect its indicated fair value.

Cash and Cash Equivalents

The Company currently has demand deposits held with a financial institution, which cash balance was funded by the Sponsor. In the future, the Company anticipates holding cash equivalents, in addition to its cash balances, which cash equivalents will be defined as highly liquid investments that are readily convertible to known amounts of cash and that have original maturities to the Company of three months or less. Cash equivalents, due to their short-term nature, present an insignificant risk of change in value caused by fluctuation in market rates  of  interest and,  therefore, the  carrying value  of  cash  and  cash  equivalent balances is considered to reflect fair value.

Leases – Lessor

Accounting for lease and non-lease components of rental contracts will be done in accordance with ASC Topic 842 Leases. Non-lease components of a real estate rental may include items such as common area maintenance charges and expense reimbursements paid by tenants.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

ASC Topic 842 Leases defines initial direct costs as the incremental costs that would not have been incurred if the lease had not been executed. Such initial direct costs include, among other items, third-party commissions (e.g., brokers, leasing and referral agents) and internal commissions paid to employees for successfully entering leases (i.e., direct internal costs). Initial direct costs under ASC Topic 842 Leases are capitalized and generally amortized over the term of the lease, including renewal options expected to be exercised, applying a straight-line method of recognition. Amortized initial direct costs will be included in General and Administrative Expenses in the Company’s Consolidated Statements of Operations. Indirect internal initial costs of obtaining leases will be expensed as incurred.

Lease Receivables

As the Company acquires real estate properties and initiates leasing operations, the Company will continuously review its lease receivables (i.e., trade receivables), including straight-line rents recognized in relation to base rents, common area maintenance charges and expense reimbursements receivable, and other amounts receivable for collectability. In assessing the probability of collection of a lessee’s total accounts receivable, the Company will consider such factors as the tenant’s historical payment history, the size and volume of the tenant’s business operations, the effects of the COVID-19 pandemic on the tenant’s business, the lessee’s credit worthiness, external risks associated with and potentially impacting the tenant, and current broad and regional economic trends and conditions. To the extent the Company determines that a lease receivable is at risk of non-collectability, a provision for doubtful accounts will be recognized and included in the Consolidated Statements of Operations. If a lease receivable is determined to be wholly uncollectable, the Company will write off the at- risk receivable and will recognize any rental payments received from the at-risk tenant on a cash basis.

ASC Topic 842 Leases requires a general reserve for uncollectable lease receivables, in addition to the aforementioned specific reserve for non-collectability. The Company will recognize a general reserve for non-collectability based on historical experience developed and assessed on a rolling look-back methodology plus an assessment of settlement proceeds with tenants in arrears. Such general reserve will reduce Rental Revenues from Rental Properties, Net that are recognized in the Company’s Consolidated Statements of Operations.

As the Company has not yet initiated operations, it has not experienced tenant defaults attributable to the COVID-19 pandemic. However, the Company will certainly consider the effects on properties under consideration to be acquired that have experienced negative effects from the COVID-19 pandemic and include such effects in its valuation and potential offers to purchase such real estate properties.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

Deferred Leasing Costs

In accordance with U.S. GAAP, ASC Topic 842 Leases, indirect internal leasing costs are required to be expensed as incurred. However, external and direct internal leasing costs will be capitalized and amortized on a straight-line basis, over the terms of related leases, as applicable. Capitalized deferred leasing costs will be considered a component of operations and presented as such on the Company’s Consolidated Statements of Cash Flows.

Deferred Financing Costs

Costs incurred in obtaining long-term financing, will be included in debt (e.g., notes payable, mortgages payable) on the Company’s Consolidated Balance Sheets. Such costs, if any, will be amortized on the effective interest method over the terms of the related debt agreements, as applicable, in order to recognize a constant rate of interest, as applicable, which expense will be recognized in the Consolidated Statements of Operations in the period incurred.

Rental Revenues

The Company’s primary source of revenue will be rental income derived from operating its to be acquired commercial center real estate portfolio. In accordance with U.S. GAAP, ASC Topic 842 Leases, the Company is required to recognize revenue derived from non-lease components of a given contract, if any, in accordance with ASC Topic 606 Revenue from Contracts with Customers, unless the Company elects as a practical expedient under ASC Topic 842 Leases to not separate lease and non-lease components, which election the Company has not yet made a decision to adopt as an accounting policy. In applying U.S. GAAP ASC Topic 606, the Company will (i) identify the contract with its customer (e.g., lease), (ii) identify its performance obligations within the contract (e.g., specific and common spaces and amenities, if any, to be provided), (iii) determine the transaction price (e.g., amount of rent by component (e.g., base rent, escalation rent, percentage rent (if any), common area charges), (iv) allocate the transaction price to the contract’s identified performance  obligations,  and  (v)  recognize  revenue  when  and/or  as  the  contract’s performance obligations have been satisfied.

Additionally, ASC Topic 842 Leases requires the Company to allocate any capitalized costs (e.g., external or direct internal deferred leasing costs) to the separate lease and non-lease components of a given contract to which such relate.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

The  Company  will  present  revenue  derived  from  rental  properties, as  acquired,  on  its Consolidated Statements of Operations as Revenue from Rental Properties, Net and provide such individual assertions detailing components of revenue as determined to be beneficial by and to the Company’s stakeholders. Revenues from Rental Properties, Net are anticipated to be comprised of minimum base rentals, percentage rent (on occasion), common area maintenance charges and expense reimbursement income, and amortization of above- and below-market rent adjustments, if any. The Company anticipates its leases will substantially be categorized as operating leases, in accordance with ASC Topic 842 Leases and, as such, base rental income under the leases will be recognized on a straight-line basis over the life of the lease, as applicable. Percentage rent is not anticipated as a regular lease component, but on occasion and depending on a particular tenant, percentage rent may exist. Percentage rent that is rental revenue based on a particular tenant’s sales will be recognized in accordance with the controlling lease contract, when such sales level is achieved. Lease termination fee income, if any, will be recognized when consideration has been received and the lessee (i.e., tenant) has vacated the rented space. If a lessee continues to occupy leased space after lease termination,  the  termination  fee  income  will  be  recognized  on  the  basis  of  a  lease modification over the term the tenant continues to occupy the space until vacating the same.

Gain Recognition

Although the Company’s real estate thesis is to hold its real estate properties for use into perpetuity, properties will be sold if advantageous for the Company’s shareholders. ASC Topic 610 Other Income, Sub-Topic 20 Gains and Losses from the Derecognition of Nonfinancial Assets requires that the sale of nonfinancial assets, such as real estate, will be recognized when control of the asset transfers to the buyer. Control is defined as the buyer having the ability to direct the use or obtain substantially all of the remaining benefits from the asset transferred. Generally, gains on the sale of real estate will therefore be recognizable by the Company on closing of a transaction and when the substantial amount of consideration has been exchanged. Losses on sales of properties are required to be recognized when identified, regardless of transaction closings and such that the real estate property’s carrying value in the Company’s Consolidated Balance Sheets represents its net realizable value.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

Leases – Lessee

To the extent the Company enters into leases as a lessee, it will account for the leases in accordance with ASC Topic 842 Leases, in accordance with U.S. GAAP. ASC Topic 842 Leases, if the leases are categorized as operating leases, will require  the  Company to recognize right-of-use (“ROU”) assets and liabilities, which will effectively present the lease on the Company’s Consolidated Balance Sheets. ROU assets will represent the Company’s right to use an underlying asset for the lease term and the related liabilities will represent the Company’s lessee obligation related thereto. ROU assets and liabilities will be recognized from the commencement date of the underlying leases, based on the present value of the lease payments during the lease term. To determine the present value of the lease payments over the lease term, ASC Topic 842 Leases requires using the discount (i.e., interest) rate implicit in the lease and, if not available, the lessee’s incremental borrowing rate. Rental expense related to operating leases entered into by the Company will be recognized on a straight-line basis over the lease term. As of the date of the Consolidated Balance Sheets and the issuance of these Consolidated Financial Statements, the Company does not have any existing lease obligations.

Income Taxes

The Company’s real estate investment thesis contemplates holding properties long-term and reinvesting a substantial amount of free cash flow generated from property net operating income, in order to build value by potentially increasing the net asset value of the underlying real estate portfolio to be acquired. As such, the Company does not contemplate making periodic dividend payments or distributions to shareholders; although the Company does contemplate establishing a periodic share repurchase program to provide shareholders a possible means of liquidating their investment, until such time and in addition to a secondary market or markets possibly developing for the Company’s digital securities. As such, the Company plans  to  elect  to  be  taxed  as  a  C-Corporation for  U.S.  Federal Income Tax purposes, which will likely be favorable for its U.S. shareholders and non-exempt foreign shareholders. In addition to potentially lower effective tax rates than realized by a number of independent shareholders, the Company will likely avoid significant compliance costs.

To date, the Company has recognized net operating losses throughout its start-up phase, which it contemplates will continue until successfully offering its securities to the public.

To date, the Company has not filed its tax return for federal or state purposes; however, as there has been no taxable income, the Company is confident that it does not owe any federal income tax or penalties for failure to file and for state purposes; any amount that may be potentially assessed is likely to be immaterial. If there is an assessment of penalties for failure to file, the Sponsor will accept, satisfy, and absorb any such penalties.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

As a C-Corporation for U.S. federal tax purposes and in accordance with ASC Topic 740 Income Taxes, the Company will be required to account for temporary differences between the carrying values of its assets and liabilities for financial reporting purposes and the tax bases thereof.

Share-based Compensation

The Company plans to establish an incentive compensation plan for its Directors, Officers, Employees, and third parties. The plan is not yet established and, as contemplated, will provide the granting of share-based compensation awards to individuals as current and long- term compensation in the form of operating units in PHAT.

Share-based compensation will be accounted for based on the requirements of ASC Topic 718 Compensation – Stock Compensation, which requires recognition in the Consolidated Financial Statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). U.S. GAAP also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50 Equity-Based Payments to Non-Employees, compensation expense is determined at the measurement date for share-based payments to consultants and other third parties. The expense is recognized over the vesting period of the award. As of December 31, 2021, the Company has granted the equivalent of $14,000 of REICG digital securities to a consultant at the rate of $2,000 per month for seven months of marketing services. Based on the Company’s intended offering per share value of $10.00 that is its estimated per share fair value, the equivalent number of shares to be issued is 1,400, which issuance is contingent on the Company completing a successful Regulation A offering in accordance with U.S. Securities Law administered by the Securities and Exchange Commission (“SEC”) under its Rules and Regulations. As of the year ended December 31, 2021, there has been $14,000 of compensation expense incurred related to this agreement, one-half of which expense or $7,000 will be borne by the Sponsor. Therefore, the Company has recognized one-half or $7,000 of the total $14,000 compensation expense at the rate of $4,120 and $2,880 for each of the years ended December 31, 2021 and 2020, respectively, which is included in Start-up Expenses – Marketing in the Consolidated Statements of Operations. The $7,000 of compensation expense not recognized by the Company is to be reimbursed to by the Sponsor and is reflected as a reduction of the amount Due to Sponsor in the Consolidated Balance Sheets.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

The value of future share-based based compensation awards granted will be determined using a fair value estimation, which if options based, will be estimated using either the Binomial or Black-Scholes pricing models, whereby compensation cost is the excess of the fair value of the award as determined by the pricing model at the grant date or other measurement date over the amount that must be paid to acquire the shares. As it is contemplated that most grants will be restricted shares, the fair value will be based on the grant date net asset value of the underlying shares. The resulting amount of expense will be charged to expense on a straight-line basis over the period that the Company expects to receive the benefit, which is generally anticipated to be the vesting period.

During the calendar quarter ending March 31, 2022, the Sponsor entered into an information technology consulting agreement for services to develop a proprietary mobile phone and computer application for investor information and services. Compensation under the agreement is share-based and will be accounted for in accordance with the aforementioned applicable policy.

Expenses

As of the date of the Company’s Consolidated Financial Statements and continuing to date, the Company remains in a start-up phase whereby all its activities are directed to bringing a valid and formative offering of its digital securities to market. As such, all expenses are included in the Consolidated Statements of Operations in the period in which incurred.

Related Parties

REI Capital Management, LLC (“REICM”, the “Sponsor”, or the “Manager”) is the Sponsor and will be the Manager of the Company. To date, REICM has advanced all funds for all expenses incurred by the Company. The Sponsor will be reimbursed for such advances, which amount to $302,643 and $135,807 at December 31, 2021 and 2020, respectively, when, in its sole determination, the free cash flow of the Company generated from the net operating income of the to be acquired real estate properties allows for such reimbursement and does not negatively affect the net asset value of the digital securities issued to shareholders. Negative effect on the net asset value of the digital securities issued to shareholders is considered to be an impact that reduces the net asset value of such digital securities below the prior period reported net asset value.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

The Manager will receive compensation for administration of the fund and for managing the assets of the fund in the amount of one-half of one percent (0.5%) and one and one-quarter percent (1.25%) per annum, respectively, based on assets-under-management (“AUM”), paid quarterly in arrears. Additionally, it is contemplated that the Company will compensate the Manager for certain services and activities performed on its behalf including:

		Percentage Range
Fee Category	Basis for Compensation	Low	High
Property Management	Monthly property management fee at prevailing customary rates calculated as a percentage of gross receipts (e.g., rent, other receipts) of properties receiving services. Additionally, the Manager will be reimbursed for costs incurred on behalf of properties including, on- and external site third party and allocated Manager personnel and expenses (e.g., travel, rent, utilities, technology costs).	8.0%	12.0%

Construction and Development	For construction management services and/or development management services on assets held, calculated as a percentage of total project costs including both hard and soft costs. Additionally, the Manager or its affiliates will be reimbursed for costs incurred including a share of overhead attributable to actual time spent in connection with providing construction and development services (e.g., employee costs, travel, rent, utilities, technology costs).	1.0%	4.0%

Leasing	Paid to the Manager or third party leasing agents for leasing services performed for portfolio properties at prevailing customary rates. Generally, leasing fees can range from one half to one full months rent of the first year of a lease.	4.0%	8.5%

Disposition	Paid to the Manager or its affiliates calculated based on the contract sale price of the property, due and payable from property sale proceeds. The fee is in addition to any third party brokerage or sales fees. For partially owned properties, the fee will be pro-rated, based on the Company’s ownership interest. Additionally, the Manager and/or its affiliates will be reimbursed for actual expenses incurred in connection with the disposition of a portfolio property, whether or not the property is ultimately disposed.	1.0%	1.0%

Acquisition Expenses	The Manager, its affiliates, and/or any third parties will be reimbursed for actual expenses incurred including buyer’s broker fees, in connection with the selection and acquisition of portfolio properties, whether or not the property is ultimately acquired.	-	-

Operating Expenses	In addition to the separately paid fees to the Manager or its affiliates, the Company may retain the Manager or its Affiliates for necessary services relating to portfolio properties including, but not limited to, sustainability services, creative and marketing services, architecture services, risk management services, legal services, and tax services. Additionally, the Manager or its affiliates will be reimbursed for costs incurred in connection with such services including employee costs, travel, rent, utilities, and technology costs.	-	-

4.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of goods and services procured and are recognized in the period during which the benefit of such goods and services were received. Accounts payable and current accrued expenses are generally considered short-term for operating purposes and as such, the carrying value of such items are considered to represent their fair value as of the date of the Consolidated Balance Sheets.

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2021 and 2020

As of December 31, 2021 and 2020, Accrued Expenses of $14,000 and $5,760, respectively, consists solely of the share-based compensation attributable to the marketing consulting contract discussed in the Summary of Significant Accounting Policies disclosure. It is contemplated that this obligation will be satisfied within one year of the termination of the underlying agreement, which occurred in the third quarter of the year ending December 31, 2021.

5.	Members’ Capital and Accumulated Deficit

The  offering  contemplated by the Sponsor, in accordance with Regulation A of U.S. Securities Laws administered by the SEC, is to issue seventy-five million dollars ($75,000,000) of digital securities at $10 per share. Additionally, the Sponsor is contemplating raising an additional seventy-five million dollars ($75,000,000) of digital securities at $10 per share under a Regulation S offering to non-U.S. investors, as defined. Both offerings are exempt from the registration requirements of the U.S. Securities Act of 1933 administered by the SEC, but are subject to compliance with the Rules and Regulations thereof and review thereby. There is only one class of digital or other securities contemplated by both offerings and the Company does not currently contemplate creating additional classes of its equity securities.

The Sponsor effectively contributed $200 to REICG during the year ended December 31, 2020, primarily for purposes of opening a bank account. However, prior to and since that date, the Company has not incurred any expenses other than start-up costs and the Sponsor has and intends to continue advancing all such costs, as previously discussed.

6.	Commitments and Contingencies

Other than the share-based compensation arrangements the Company had and has for certain marketing and information technology consulting services, respectively, the Company is not aware of any existing, pending, or threatened commitments or contingencies, as applicable.

Form 1A

Regulation Offering Statement

REI Capital Growth LLC

Sponsored by
REI Capital Management, LLC

As filed with the Securities and Exchange Commission on ___________, 2022

Signatures

Pursuant to the requirements of Regulation A, REI Capital Growth LLC, the issuer, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly cause this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March _____, 2022.

By:	/s/ Alan R. Blair
Alan R. Blair, in his capacity as:
Principal Executive Officer

By:	/s/ Gregg H. Saunders
Gregg H. Saunders, in his capacity as:
Principal Accounting Officer

Representing a majority of the Members of REI Capital Growth LLC

By:	/s/ Alan R. Blair
Alan R. Blair, in his capacity as: Member,

By:	/s/ Gregg H. Saunders
Gregg H. Saunders, in his capacity as: Member,

Exhibit 1A-2

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

a Delaware Limited Liability Company

THE SHARES IN REI CAPITAL GROWTH, LLC ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN §8 OF THIS AGREEMENT. FURTHER, THE SHARES HAVE NOT BEEN REGISTERED (i) UNDER ANY STATE SECURITIES LAWS (THE “STATE ACTS”), (ii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AS AMENDED FROM TIME TO TIME (OR ANY CORRESPONDING PROVISIONS OF SUCCEEDING LAW) (THE “FEDERAL ACT”, “1933 ACT” OR “SECURITIES ACT”)), OR (iii) UNDER THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION (THE “FOREIGN ACTS”). NEITHER THE SHARES NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF §10 OF THIS AGREEMENT AND (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED, AND (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE FOREIGN ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH FOREIGN ACTS OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED. THEREFORE, PURCHASERS OF THE SHARES WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD OF TIME. THE SHARES SHALL NOT BE TRANSFERRED OF RECORD, EXCEPT IN COMPLIANCE WITH THESE LAWS AND THIS AGREEMENT.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

i

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

ii

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

iii

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

This LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Operating Agreement”, “LLC Agreement, or “Agreement”) OF REI CAPITAL GROWTH, LLC (“REICG”, the “FUND”, or the “Company”) is entered into and shall be effective as of September 1, 2020 (the “Effective Date”), by and among those Persons who have executed this Agreement or a counterpart hereof, or who become parties hereto pursuant to the terms of this Agreement.

WHEREAS, on November 7, 2018, the Company was formed pursuant to a Certificate of Formation (the “Certificate of Formation”) filed with the Secretary of State of the State of Delaware under the State of Delaware Limited Liability Company Act (the “Act”).

WHEREAS, this Agreement shall constitute the LLC Agreement (within the meaning of the Act) of the Company, and shall be binding upon all Persons now or at any time hereafter who are Member hereto.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as documented herein.

SECTION 1 - THE COMPANY

1.1 Formation

The Company was formed as a Limited Liability Company organized pursuant to the provisions of the Act by the filing of the Certificate of Formation. The parties hereto acknowledge and agree that the Members identified as such on counterpart signature pages to this Agreement previously have been or are hereby admitted to the Company as Members as of the Effective Date. The Company shall be governed by the Act, subject to the terms and conditions of this Agreement.

1.2 Name

a)	The name of the Company is REI Capital Growth, LLC (“REICG”, the “FUND”, or the “Company”) and all business of the Company shall be conducted in such name or in any other name that is selected by the Board of Members (the “Board”). The words “Limited Liability Company”, “LLC”, or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires.

b)	The Board may change the name of the Company without the approval of any Member, and may amend the Certificate of Formation to give effect to such change in name. The Board shall notify Members of any such name change.

c)	In connection with the ownership, management, and operation of the Company, for so long as REICM is the Manager, REICM is granted, free of charge, a perpetual and worldwide license to use the trade names, trademarks, and service marks REICG and the REICG logo (collectively, together with all improvements and additions whenever made to or associated with any for the foregoing by REICG or anyone else, the “Marks”). Notwithstanding anything herein express or implied to the contrary, neither REICM nor any Member thereof has any right, title, or interest in the Marks. The Marks are trademarks and service marks owned by REICG and the Marks are and will continue to be the sole property of REICG.

d)	Upon termination of the Company or the termination or withdrawal of the Manager, REICM shall not have any rights to use or display any of the Marks for any purpose whatsoever. If requested to do so by REICG, REICM will remove any and all signs, materials, documents, inventory, amenities, supplies, or other matter containing the Marks from materials produced or in use by REICM.

e)	REICM shall not challenge or contest in any way (i) REICG’s registration or application for registration of the Marks with the U.S. Patent & Trademark Office, (ii) the validity of the Marks, (iii) REICG’s exclusive worldwide ownership of the Marks, or (iv) REICG’s right to grant to others licenses to use the Marks.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

1.3 Purposes and Powers; Company’s Business

The purposes of the Company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose, or activity that lawfully may be conducted by a Limited Liability Company organized pursuant to the Act, (b) acquire, hold and dispose of interests in any corporation, partnership, joint venture, Limited Liability Company, trust, or other entity and, in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

1.4 Principal Place of Business; Registered Agent and Registered Office

a)	The principal place of business of the Company shall be located at 970 Summer Street, Stamford, CT 06905. The Board, in its sole discretion, may change the principal place of business of the Company upon notice to the Shareholders.

b)	The Company shall maintain a registered agent and registered office as required by the Act. The registered agent of the Company in the State of Delaware, and the registered agent for service of process on the Company at such registered office, as of the Effective Date are as set forth in the Certificate of Formation. The Board may change the registered agent and/or the registered office of the Company (and may cause the Certificate of Formation to be amended to reflect any such change) at any time and from time to time in its sole discretion.

1.5 Term

The term of the Company (the “Term”) commenced on the date the Certificate of Formation filed in accordance with the Act and shall continue until it is dissolved pursuant to the provisions of §11 or as otherwise provided by law.

1.6 Definitions

Capitalized words and phrases used in this Agreement have the following meanings:

Acquisition Cost

Means the total costs incurred by the Company or any of its Subsidiaries, or reimbursable by the Company to the Manager or any or any of its affiliates, or an Affiliate of REICG, which amounts shall include the full purchase price and all costs incurred in connection with acquiring a Strategic Investment including, but not limited to, due diligence investigations, closing costs, financing costs, the fees of attorneys, consultants, appraisers, and other advisers, and commissions.

Act

Means the Delaware Limited Liability Company Act (Delaware Code Annotated, Title 6, Chapter 18), as amended from time to time (or any corresponding provisions of succeeding law).

Affiliate

Shall mean with respect to any Person directly or indirectly controlling, controlled by, or under common control with such Person in association with the Company and/or REICM.

Agreement

Means this Limited Liability Company Agreement, as amended and restated from time to time. Words such as herein, hereinafter, hereof, hereto, and hereunder refer to this Agreement as a whole, unless the context otherwise requires.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

Applicable Value

Shall mean, as of any date, with respect to any Member Interest held in the Company, the Net Asset Value per Member Interest. See Net Asset Value.

Benefit Plan Investor

Means any Member that is (i) an Employee Benefit Plan (as defined in §3(3) of the Employee Retirement Income Security Act (“ERISA”) of the United States of America (“U.S.”)) that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a Plan to which §4975 of the Code applies, (iii) an entity whose underlying assets include the assets of any such Employee Benefit Plan or Plan by reason of ERISA or the Plan Assets Regulation, or otherwise (including certain insurance company general accounts) for purposes of §406 of ERISA or §4975 of the Code, or (iv) a Benefit Plan Investor as such term is otherwise defined in any regulations promulgated by the U.S. Department of Labor under §3(42) or ERISA.

Board

Has the meaning ascribed to it in §4.1(a) herein.

Board Member

Has the meaning ascribed to it in §4.2 herein.

Business Day

Means any day other than Saturday, Sunday, or a day on which national banking associations in New York City, New York are authorized or obligated by applicable law or executive order to be closed.

Capital Contribution

Means, with respect to any Member, the total amount of money contributed to the Company by such Shareholder in exchange for the equity interest(s) issued to such Member. For purposes herein, Member and Shareholder and Member Interests, Shares, or Tokens are used interchangeably, in order to facilitate an understanding of the nature of the equity interest sold to investors admitted as Members.

Certificate

Means a certificate in such form as may be adopted by the Board and issued by the Company, evidencing ownership of one or more Shares.

Certificate of Formation

Has the meaning ascribed to it in the recitals of this Agreement.

Code or IRC

Means the U.S. Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law) as enforced by the U.S. Internal Revenue Service (“IRS”).

Company

Means REI Capital Growth, LLC (“REICG”), a Delaware Limited Liability Company.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

Control

Means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The terms controlling, controlled by, and under common control with shall have corresponding meanings.

Conflict of Interest

Means (i) any matter that the Manager believes may involve a conflict of interest that is not otherwise addressed by the Company’s conflicts of interest policy, or (ii) any transaction that is deemed to be a Principal Transaction.

Disabling Conduct

Has the meaning ascribed to it in §10.2 herein.

DOL

Means the U.S. Department of Labor.

Effective Date

Has the meaning ascribed to it in the preamble of this Agreement.

ERISA

Means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and interpretations thereof as promulgated by the DOL, as in effect from time to time.

ERISA Shareholder

Means any Shareholder that is (i) a Benefit Plan Investor and/or (ii) subject to any Similar Law.

Exculpated Person

Has the meaning ascribed to it in §10.2 herein.

Exchange Act or 1934 Act

Means the Securities Exchange Act of 1934, as amended, supplemented, or restated from time to time and any successor to such statute, and the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) or other governing U.S. Agency thereunder.

Federal Act

Has the meaning ascribed to it in the Legend to this Operating Agreement.

Free Cash Flow

Means the Company’s cash flows provided by operating activities less capital expenditures, excluding the acquisition of new commercial properties.

Foreign Acts

Has the meaning ascribed to it in the Legend to this Operating Agreement.

Independent Representative

Means an independent representative appointed by the Manager to review and approve certain transactions involving a Conflict of Interest, in order to protect the interests of the Company and the Shareholders.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

Investment Committee

Has the meaning ascribed to it in §4.12(a).

Investment Company Act

Means the Investment Company Act of 1940, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated by the SEC or other governing U.S. Agency thereunder.

REICG

Means REI Capital Growth, LLC, a Delaware Limited Liability Company.

Leverage Policy

Has the meaning ascribed to it in §4.10.

Liquidating Events

Has the meaning ascribed to it in §11.1.

Liquidating Trustee

Has the meaning ascribed to it in §11.2.

Manager or REICM

Means REI Capital Management, LLC, a Delaware Limited Liability Company, in its capacity as the Manager of the Company.

Market Price

Means the value of a Share on an established market; should there not be an established market, the value of a Share shall be determined by the NAV per share.

Marks

Has the meaning ascribed to it in §1.2(c).

Net Asset Value (“NAV”)

Shall mean the value of a Share as determined by the authority and at the sole discretion of the Board within the definition of Net Asset Value (“NAV”) as given in the Offering Circular: “the value of the consolidated assets of the FUND divided by the total of the FUND’s fully diluted, outstanding shares”. The Board, in its sole discretion, shall determine the value of any individual FUND asset or liability for which the Board believes the carrying value thereof is not reflective of market value, as of the date of NAV calculation. The Board shall implement a methodology to determine NAV on a consistent basis and representative of Shareholder value. Determination of NAV shall commence after the FUND’s first complete fiscal quarter and will continue quarterly thereafter.

, based on the net total carrying value of consolidated assets the FUND.

Offering Document

Means, with respect to any class or series of Shares, the prospectus, offering circular, offering memorandum, private placement memorandum or other offering document related to the initial or secondary offering of such Shares, approved by the Board.

Officer

Has the meaning ascribed to it in §4.8(a).

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

OC Unit

Shall mean a single ownership interest in the Operating Company. The value of an OC Unit will be determined in the same manner as an Equity Share. See Net Asset Value.

Operating Company (“OC”)

Refers to a wholly owned and controlled subsidiary of REICG. The OC is a holding company and will hold substantially all FUND Assets and conduct all FUND Operations. REICG will manage substantially all FUND Assets and Operations through the OC. Phat Holding LLC is REICG’s sole Operating Company as of the Operations Start Date.

Operations Start Date

Means the date when the Company commences operations.

Person

Means any individual, corporation, Limited Liability Company, partnership, estate, trust (or portion thereof), association, joint stock company, government agency or political subdivision thereof, charitable organization, or other entity.

Plan Assets

Has the meaning set forth in the Plan Assets Regulation (as modified by §3(42) of ERISA) or as set forth in the applicable provisions of any Similar Law.

Plan Assets Regulation

Means the regulations issued by the DOL at §2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the U.S. Code of Federal Regulations, as modified by §3(42) of ERISA.

Principal Transaction

Means any transaction between the Manager or any of their respective Affiliates, on the one hand, and the Company or one of its Subsidiaries, on the other hand.

Redemption Plan

Has the meaning ascribed to it in §8.3.

Regulations

Means U.S. Treasury Regulations, including Temporary Regulations, promulgated under the Code, as such, regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

REIT

Means Real Estate Investment Trust, as such term is defined in §856 of the Code. The Company is not a REIT.

Share

Means a single membership interest in REICG, which equity percentage is the quotient derived by dividing a Share by the total number of all Shares issued and held (i.e., outstanding) by all Shareholders, considering only a single class of shares and the absence of any preferred membership interests, that are issued pursuant to §2.1, §2.2, or §2.6, with the rights, powers and duties set forth herein. The number of Shares outstanding at any time shall be set forth in the books and records of the Company, as hereafter modified, supplemented, or amended from time to time to reflect changes in Shareholders or the Shares held thereby.

Share Designation

Has the meaning ascribed to it in §2.2(a).

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

Shareholder

Means any Person that is identified as a Shareholder of the Company on the books and records of the Company, as hereafter modified, supplemented, or amended from time to time, so long as such Person has not ceased to be a Shareholder of the Company pursuant to the terms of this Agreement, and any Person that becomes a substituted Shareholder of the Company pursuant to the terms of this Agreement and has not ceased to be a Shareholder of the Company pursuant to the terms of this Agreement. Shareholders means all such Persons. A Shareholder is a Member of the Company and for purposes herein, Shareholder and Member are used interchangeably and as equivalents.

Similar Law

Means any federal, state, local, non-U.S. or other law or regulation that contains one or more provisions that are (i) similar to any of the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or §4975 of the Code and/or (ii) similar to the provisions of the Plan Assets Regulation or would otherwise provide that FUND Assets could be deemed to include Plan Assets under such law or regulation.

State Acts

Has the meaning ascribed to it in the Legend to this Operating Agreement.

Strategic Investment

Means any direct or indirect, current or contingent interest, option, or commitment to acquire interests in any real estate properties or portfolios of real estate properties (including through the Operating Company).

Subscription Agreement

Means an agreement evidencing a Shareholder’s subscription for Shares.

Subsidiary

Means, (a) with respect to any Person, any other person of which fifty percent (50%) or more of (i) the voting power or (ii) the outstanding equity interests, is owned, directly or indirectly, including through beneficial ownership, by such Person and (b) with respect to the Company, any Operating Company in which the Company directly or indirectly owns an interest and over which the Company has managerial control. For avoidance of doubt, none of the Company or any of its Subsidiaries shall be deemed a Subsidiary of the Manager or any of its Affiliates.

Substitute Shareholder

Means a Person who is admitted as a Shareholder of the Company, as a result of a transfer of Shares to such Person.

Target Growth Rate

The Company will target annual increases in NAV that may vary from time to time and shall be based on appreciation in the NAV of the FUND’s real estate portfolio together with investment of the Company’s free cash flow into the acquisition of additional properties for the FUND’s real estate portfolio.

Term

Has the meaning ascribed to it in §1.5.

Transfer

Means to give, sell, assign, pledge, hypothecate, devise, bequeath, or otherwise dispose of, transfer, or permit to be transferred, during life or at death, but excludes any redemption of Shares. With respect to any Shareholder for which Shares constitute all or substantially all of such Shareholder’s assets, a sale or other conveyance of a majority of the equity or ownership interests of or control of such Shareholder to an unaffiliated third party shall constitute a Transfer of the Shares held by such Shareholder. Transfer when used as a noun means any Transfer transaction.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

Transfer Agent

Means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

Warehoused Transactions

Has the meaning ascribed to it in §4.14.

SECTION 2 - CAPITAL CONTRIBUTIONS

2.1 Shareholders

a)	A Person shall be admitted as a Shareholder and shall become bound by the terms of this Agreement as a Member of the Company, if such Person purchases or otherwise lawfully acquires any Share in accordance with the provisions of §§2 and 8 hereof. A Person may become a Shareholder without the consent or approval of any of the Shareholders.

b)	The name and mailing address of each Shareholder shall be listed on the books and records of the Company maintained by the Company (or the Transfer Agent, if any) for such purpose. The Manager shall update the books and records of the Company from time to time as necessary, to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

c)	Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Shareholders shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder.

d)	Unless otherwise provided herein (including, without limitation, in connection with any redemption or repurchase pursuant to §8 or enforcement of the transfer and ownership restrictions contained in §§8 and 9), Shareholders may not be expelled from or removed as Shareholders of the Company. Except in connection with any Redemption Plan established pursuant to §8.3, Shareholders shall not have any right to resign from the Company; provided, that when a transferee of a Shareholder’s Shares becomes a Shareholder, such transferring Shareholder shall cease to be a Shareholder of the Company with respect to the Shares so transferred.

e)	Except to the extent expressly provided in this Agreement: (i) no Shareholder shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, of dissolution or termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Shareholder holding any class or series, if any, of any Shares of the Company shall have priority over any other Shareholder holding the same class or series of Shares either as to the return of Capital Contributions or as to distributions; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Shareholder, in its capacity as such, shall participate in the operation or management of the business of the Company, transact any business in the Company’s name, or have the power to sign documents for or otherwise bind the Company by reason of being a Shareholder.

f)	For the avoidance of doubt, the Manager is not a Shareholder of the Company by virtue of its position as “Manager” of the Company, but may own or be granted Shares to be held in its own right, including its directors, officers, executives, or employees.

2.2 Authorization to Issue Shares

a)	The Company may issue Shares, options, rights, warrants, and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board shall determine, all without the approval of any Shareholders, notwithstanding any provision of §7.1 or §7.2. Notwithstanding the foregoing, the purchase price for each Share being offered pursuant to any Offering Document shall be $10.00. Each Share shall have the rights and be governed by the provisions set forth in this Agreement and, with respect to additional Shares of the Company that may be issued by the Company in one or more classes or series, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, senior or superior to, any existing classes or series of Shares of the Company), as shall be fixed by the Board and reflected in a written action or actions approved by the Board (each, a “Share Designation”). Except to the extent expressly provided in this Agreement (including any Share Designation), no Shares shall entitle any Shareholder to any preemptive, preferential or similar rights with respect to the issuance of Shares.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

b)	A Share Designation (or any resolution of the Board amending any Share Designation) shall be effective when a duly executed original of the same is delivered by the Board for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Manager may at any time increase or decrease the amount of Shares of any class or series, but not below the number of Shares of such class or series then Outstanding.

c)	Unless otherwise provided in the applicable Share Designation, if any, the Company is authorized to issue an unlimited number of Shares. All Shares issued pursuant to, and in accordance with the requirements of, this §2 shall be validly issued Shares in the Company, except to the extent otherwise provided in the Act or this Agreement (including any Share Designation).

d)	The Board may, at any time in its sole discretion and without the consent of any Shareholder, amend this Agreement (including without limitation §3 with respect to distributions provided for hereunder) to the extent necessary to give effect to the designations, preferences, and other rights pertaining to additional Membership Interests in the Company (or rights, options, warrants, convertible, or exchangeable securities with respect thereto) issued pursuant to this §2.2 and make filings under the Act or otherwise in order to reference the existence or creation of a class or series of additional Membership Interests in the Company in connection therewith, after giving effect to the terms of this Agreement.

(e)	As of the date of this Agreement, all Shares have been designated as Shares.

2.3 Other Matters

a)	Shares shall be evidenced by entries on the books of the Company. Digital Certificates (i.e., Tokens) representing Shares shall be issued.

b)	Except for its obligations to make Capital Contributions to the Company and other payments as expressly provided for herein, no Shareholder shall otherwise be liable to the Company for the repayment, satisfaction, or discharge of the Company’s debts, liabilities and obligations. No Shareholder shall be personally liable to any third party for any debt, liability or other obligation of the Company.

c)	Each Share shall have the rights and be governed by the provisions set forth in this Agreement. None of such Shares shall have any preemptive rights, or give Shareholders thereof any rights to convert into any other securities of the Company. Shares shall not entitle the Shareholder to vote on any matter of the Company.

d)	As long as there is any Shareholder that has identified itself in its Subscription Agreement as an ERISA Shareholder, the Manager intends to use commercially reasonable efforts to manage the investments of the Company and conduct the Company’s business and affairs so that the Company should qualify for an exemption under the Plan Assets Regulation. If the Manager determines that the Company has failed to qualify as an “operating company” and has failed to qualify for any other exemption under the Plan Assets Regulation (such as the exemption under which the equity interests in the Company held by Benefit Plan Investors must be limited to less than twenty-five percent (25%) of the Shares in the Company, disregarding Shares held by “controlling persons,” as such term as defined in ERISA, or an affiliate of a “controlling person”), or if in the opinion of the Manager, based on the advice of counsel, there is a material risk that the Company will fail to qualify for the “operating company” exemption under the Plan Assets Regulation or for any other exemption under the Plan Assets Regulation, the Manager shall then as promptly as practicable use its commercially reasonable efforts to take such actions as it deems necessary and appropriate to prevent or cure such result. Without limiting the generality of the foregoing, the Manager may (i) renegotiate the non-financial terms of any investment or otherwise modify the manner in which the Company conducts its affairs; (ii) permit or require the Transfer, in accordance with §8, of all or a portion of the Shares of any of the ERISA Shareholders; (iii) terminate the right and obligation of ERISA Shareholders to make Capital Contributions to fund investments in accordance with §2; (iv) apply for administrative relief from the DOL or other applicable regulatory body; or (v) require the Transfer, in accordance with §8 of all or a portion of the Shares of any of the ERISA Shareholders. In the case of a redemption, pursuant to this §2.3(d), such redemption shall be effected at a price per Share equal to the NAV per Share as of the end of the calendar quarter immediately preceding such redemption. Further, upon any such redemption of Shares from a Benefit Plan Investor, a portion of the proceeds otherwise payable to such Benefit Plan Investor equal to the accrued, but unpaid fund administration fees and asset management fees shall instead be distributed to the Manager or its Affiliate pursuant to §4.9. On the other hand, if the Manager determines that any such action would not be sufficient to permit the Company to qualify for another exemption under the Plan Assets Regulation or if the Company is unable to make the necessary redemptions, the Manager either shall undertake in good faith to manage the affairs of the Company in a manner which complies with the applicable requirements of ERISA or shall cause the liquidation of the Company. If FUND Assets at any time are deemed to be Plan Assets, then each Company that is an ERISA Shareholder shall, at the request of the Manager, identify to the Manager which of the Persons on a list furnished by the manager of Persons with whom the Company may have had non-exempt dealings are parties in interest or disqualified persons (as defined in §§3 of ERISA and 4975 of the Code, respectively or similar related parties under the applicable provisions of any Similar Law) with respect to such ERISA Shareholder. If any Shares held by the ERISA Shareholder are to be redeemed pursuant to this §2.3(d), the Manager may effect such redemption in cash or in the form of a promissory note, the terms and conditions of which shall be reasonably acceptable to the ERISA Shareholder.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

2.4 Certificates

a)	Upon the issuance of Shares by the Company to any Person, the Company may, but shall not be obligated to, issue one or more Digital Certificates (i.e., Token) in the name of such Person evidencing the number of such Shares being so issued. Certificates shall be executed on behalf of the Company by the Manager. No Certificate representing Shares shall be valid for any purpose, until it has been countersigned by the Transfer Agent, if any. Any or all of the signatures required on the Certificate may be by facsimile or other electronic communication. If the Manager or Transfer Agent, who shall have signed or whose facsimile or other electronic signature shall have been placed upon any such Certificate shall have ceased to be the Manager or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were the Manager or Transfer Agent at the date of issue. Certificates for each class of Shares shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the Shareholder’s name and the number and type of Shares.

b)	If any mutilated or lost Certificate is surrendered to the Transfer Agent, if any, or to the Company, the Manager on behalf of the Company shall execute, and the Transfer Agent, if any, shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The Manager on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Shareholder: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction, or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a Shareholder fails to notify the Company within a reasonable time after he or she has notice of the loss, destruction, or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Shareholder shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and any other expenses (including fees and expenses of the Transfer Agent) reasonably connected therewith.

2.5 Record Holders

The Company shall be entitled to recognize a Shareholder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, or guideline. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent, or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Shareholder with regards to such Shares.

2.6 Splits and Combinations

a)	Subject to §2.2 and §3, and unless otherwise provided in any Share Designation, the Company may make a pro rata distribution of Shares of any class or series of Shares to all Shareholders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series of Shares, in each case, on an equal per-Share basis and so long as, after any such event, any amounts calculated on a per-Share basis or stated as a number of Shares are proportionately adjusted.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

b)	Whenever such a distribution, subdivision, or combination of Shares is declared, the Board shall select a Record Date as of which the distribution, subdivision, or combination shall be effective and shall send notice thereof at least twenty (20) days prior to such Record Date to each Shareholder as of a date not less than ten (10) days prior to the date of such notice. The Board also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Shareholder after giving effect to such distribution, subdivision, or combination. The Board shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

c)	Promptly following any such distribution, subdivision, or combination, the Company may issue Certificates to the Shareholder(s) with regards to such Shares as of the applicable Record Date representing the new number of Shares held by such Shareholders, or the Board may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares outstanding, the Company shall require, as a condition to the delivery to a Shareholder of such new Certificate, the surrender of any Certificate held by such Shareholder immediately prior to such Record Date.

2.7 Agreements

The rights of all Shareholders and the terms of all Shares are subject to the provisions of this Agreement (including any Share Designation).

SECTION 3 - DISTRIBUTIONS

A Share has no rights for receiving a cash distribution.

SECTION 4 - MANAGEMENT

4.1 Rights and Powers of the Board

a)	Management of the Company shall be vested in a Board of Managers of the Company (the “Board”), except to the extent otherwise provided in this Agreement. The Shareholders intend and agree that the Board will manage the Company as defined in the Act. The Board shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Company, as set forth in this Agreement, except to the extent otherwise provided in this Agreement. The Board may delegate any of its powers or authority pursuant to this Agreement to any Person or group of individuals, including the Officers, provided, that no such delegation shall cause the Board to cease being the primary and senior governing and managing body of the Company, within the meaning of the Act. The Board hereby delegates its powers or authority pursuant to this Agreement to the Manager, REI Capital Management, LLC. The Manager will serve for an indefinite term, but the Manager may be removed by the Board at any time, or may choose to withdraw as manager, under certain circumstances. Except as expressly set forth herein, no Shareholder, solely in his, her, or its capacity as a Shareholder, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditure on behalf of the Company.

b)	The Manager may assign its rights under this Agreement in its entirety or delegate certain of its duties under this Agreement to any of its Affiliates, without the approval of the Shareholders, so long as the Manager remains liable for any such Affiliate’s performance, and if such assignment or delegation does not require the Company’s approval under the Investment Company Act. The Manager may withdraw as the Company’s manager if the Company becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. The Manager shall determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

c)	The sole duty of each Board Member to the Company and to the Shareholders shall be to comply in good faith with the terms of this Agreement in a manner that does not constitute Disabling Conduct. It is the express intention of the Shareholders that the provisions of this Agreement, to the extent that they restrict or eliminate the duties of the Board Members to the Company or to any Shareholders otherwise existing at law or in equity, replace such other duties and liabilities; provided, that the foregoing shall not restrict the implied covenant of good faith and fair dealing.

d)	Except as otherwise specifically provided in this Agreement, in exercising its authority under this Agreement, the Board may, but shall be under no obligation to, take into account the tax consequences to any Shareholder of any action taken by it. The Board and the Company shall have no liability to a Shareholder, as a result of an income tax liability incurred by such Shareholder as a result of an action (or inaction) by the Board taken pursuant to and in accordance with its authority under this Agreement.

e)	Subject to the express provisions of this Agreement, the Board shall have full, complete and exclusive right, power and authority to cause the sale or other disposition of all or substantially all of the assets of the Company or a merger, consolidation, reorganization, business combination, or similar transaction with respect to the Company. Further, the Board shall have full, complete and exclusive right, power and authority to grant any approval of the Company, in its capacity as Managing Member of the Operating Company Phat Holding, LLC (the “OC”).

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

f)	The Manager may delegate any of its powers or authority pursuant to this Agreement to any Person or group of individuals, including the Officers, without the approval of the Board, so long as the Manager remains liable for any such Person’s performance, and if such assignment or delegation does not require the Company’s approval under the Investment Company Act. The Manager may withdraw as the Company’s manager if the Company becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. The Manager shall determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

g)	The Manager shall have the right, power, and authority to (i) request from any Shareholder such information as the Manager deems necessary to eliminate or reduce the exposure of the Company or the Shareholders, in general, to adverse tax, ERISA or regulatory consequences, and (ii) require every prospective Shareholder to (a) represent and agree as to whether it is, or is not, and shall not be for the duration of its investment in the Company, an ERISA Shareholder and (b) provide such other assurances as the Manager may determine.

h)	For the sake of clarity and notwithstanding anything to the contrary in this Agreement, the Company will be managed by the Board within the meaning of §856(a)(1) of the Code and no right under this Agreement shall be interpreted in a manner inconsistent with such requirement.

4.2 Composition of the Board

The Board shall be composed of at least three (3) individuals appointed by the Manager in its capacity as the Manager of the Company. Each individual so appointed is referred to herein as a “Board Member.” The initial Board Members shall be: (i) Alan R Blair; (ii) Matthew Blair; and (iii) Gregg H. Saunders. Each Board Member shall hold office until his or her successor is appointed, or until his or her earlier resignation or removal, in each case, in accordance with §4.3. Each Board Member shall be an individual, but need not be a Shareholder or Officer, or an employee, consultant, independent contractor or agent of the Company or any of its Subsidiaries.

4.3 Resignation, Removal and Replacement of Board Members

a)	Any Board Member may resign from office at any time by giving written notice to the Company. The resignation of any Board Member shall take effect upon the Company’s receipt of such notice or at such later time as shall be specified in the notice or as agreed between the parties. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make the resignation effective. The resignation of a Board Member who is also a Shareholder shall not affect such Person’s rights as a Shareholder.

b)	A Board Member shall be removed from office automatically upon his or her death; or:

i)	The Board Member or the Manager’s continued breach of any material provision of this Agreement following a period of thirty (30) days after written notice thereof (or forty-five (45) days after written notice of such breach, if such Board Member or the Manager, under certain circumstances, has taken steps to cure such breach within thirty (30) days of the written notice);

ii)	The commencement of any proceeding relating to the bankruptcy or insolvency of the Board Member or the Manager, including an order for relief in an involuntary bankruptcy case or the Board Member or the Manager authorizing or filing a voluntary bankruptcy petition;

iii)	The Board Member or the Manager committing fraud against the Company, misappropriating, or embezzling its funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence, or reckless disregard in the performance of his, her, or its duties under this Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its Affiliates and the Manager (or such Affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within thirty (30) days of the Manager’s actual knowledge of its commission or omission, then the Manager may not be removed; or

iv)	The dissolution of the Manager.

c)	Any vacancy occurring on the Board shall be filled by the Manager or Board members making a recommendation to the Membership Committee of the Board, in its capacity as the Committee of the Board charged with recommending new members to be considered for admittance as Board members.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

4.4 Meetings of the Board

a)	Any Board Member shall have the power to call regular meetings of the Board, provided, that, unless otherwise determined by the Board, the Board shall meet at least annually on a schedule to be determined by the Board. Any Board Member shall have the power to call special meetings of the Board. A special meeting of the Board shall be held on the date and at the time set by the party calling the special meeting. All meetings of the Board shall be held at the principal office of the Company or at such other place as may be designated by the Board. If approved by the Board, individuals who are not Board Members may be invited to observe or participate in meetings of the Board in an advisory, non-voting capacity. Board Members may participate in a meeting by means of a conference, telephone, or other communications equipment, if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

b)	No notice is required of regular Board meetings held in accordance with such schedule as may be established by the Board from time to time. It shall be sufficient notice to a Board Member of a special meeting to send notice by overnight courier, email, or facsimile at least one (1) Business Day, before the meeting, addressed to such Board Member at his or her usual or last known business or residence address, email address, or facsimile number, as applicable, or to give notice in person or by telephone at least one (1) Business Day before the special meeting. Notice of a special meeting need not be given to any Board Member if a written waiver of notice, executed by him or her before, after, or at the special meeting, is filed with the records of the meeting, or to any Board Member who attends the special meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a special meeting nor a waiver of notice need specify the purposes of the special meeting. Notice of any special meeting shall be deemed to be delivered, given, and received (i) on the date of receipt if delivered personally or by telephone, (ii) on the next day if delivered by overnight courier, or (iii) on the date of transmission if transmitted by facsimile or email (and, notwithstanding anything in §14.1 to the contrary, the Person to whom such facsimile or email was sent is not required to acknowledge that such facsimile or email was received by such Person in legible form, or to respond to the facsimile or email without indicating that any part of it was received in illegible form, in order for notice of the meeting to be deemed delivered, given, and received pursuant to this sentence).

c)	Board Members entitled to cast at least a majority of the votes entitled to be cast by all Board Members shall be present in person at any meeting of the Board, in order to constitute a quorum for the transaction of business at such meeting. Consent of the Board, for purposes of this Agreement, shall require the affirmative vote of Board Members holding at least a majority of the votes entitled to be cast by all Board Members. Each Board Member shall have one (1) vote on each matter before the Board.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

d)	Each Board Member may vote either in person or by a proxy, which such Board Member has duly executed in writing. No proxy shall be valid after one (1) year from the date of its execution, unless a longer period is expressly provided in the proxy. A duly executed proxy shall be irrevocable, if it states that it is irrevocable, and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Board Member may revoke any proxy which is not irrevocable by attending the relevant meeting and voting in person, or by filing an instrument in writing revoking the proxy, or another duly executed proxy bearing a later date, with the Board. Participation in a meeting by proxy, in accordance with this §4.4(d) shall constitute presence in person at the meeting.

e)	Any action that the Board is empowered to take may be taken on behalf of the Board by a committee that is appointed by action of the Board. Any such committee shall consist of one (1) or more Board Members.

f)	The Board may adopt procedures and methods designed to permit the business of the Company to proceed in an orderly and prompt manner, notwithstanding the necessity of Board approvals required hereunder.

4.5 Action of the Board Without a Meeting

Any action required or permitted to be taken by the Board may be taken without a meeting, without prior notice, and without a vote, if consented to in writing by Board Members holding at least a majority of the votes entitled to be cast by all Board Members.

4.6 Electronic Communications

A transmission of a document in .pdf, .tif, .gif, ..jpeg, or similar format attached to an email message by a Board Member or proxy holder (or by any Person authorized to act on such Person’s behalf) of a proxy or a written consent to an action to be taken shall be deemed to be written, signed, dated, and delivered to the Company for the purposes of this Agreement, provided, that any such email sets forth or is delivered with information from which the Company can determine (i) that the email was transmitted by the Board Member or proxy holder, or by a Person authorized to act for the Board Member or proxy holder, and (ii) the date on which such Board Member, proxy holder, or authorized Person transmitted such email. The date on which such email is transmitted shall be deemed to be the date on which such consent or proxy was signed. Any such email of a consent or proxy shall be treated in all respects as an original executed consent or proxy and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Board Member, each Board Member, proxy holder, or other authorized Person who delivered a consent or proxy by email shall re-execute the original form thereof and deliver such original to the Company.

4.7 Compensation of Board Members

Board Members may receive compensation or other remuneration from the Company, for their services to the Company as Board Members.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

4.8 Officers.

a)	The Board may, from time to time, appoint and remove officers of the Company (the “Officers”). Officers serve at the pleasure of the Board, with such powers and duties as the Board may determine. The Officers may include a President, one or more Senior Vice Presidents and/or Vice Presidents, and such other officers with such powers and duties, as it shall deem necessary or desirable. Unless the Board otherwise determines, if the title assigned to an Officer is one commonly used for officers of a corporation formed under the Delaware General Corporation Law, then the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are customarily associated with such office pursuant to the Delaware General Corporation Law. Each Officer shall have such other duties as the Board may from time to time designate. Each Officer shall serve until his or her successor is appointed and qualifies, or until his or her death or his or her resignation or removal in the manner hereinafter provided. Any two (2) or more offices may be held by the same person. A Shareholder or a Board Member may also serve as an Officer. Appointment of an Officer shall not create contractual rights between the Company and such Officer, other than as stipulated between the parties.

b)	Any Officer may be removed, with or without cause, by the Board. Any such removal by the Board shall be without prejudice to the contractual rights, if any, of the person so removed. Any Officer may resign at any time by giving written notice to the Company. The resignation of any Officer shall take effect upon the Company’s receipt of that notice, at such later time as shall be specified in the notice, or as agreed to by the parties. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make the resignation effective. The resignation of an Officer who is also a Shareholder shall not affect such Person’s rights as a Shareholder. Such resignation shall be without prejudice to the contractual rights, if any, of the Company.

c)	Notwithstanding any other authority granted to any Officer, no Officer shall take, or cause to be taken, any action in contravention of this Agreement or any decision of the Board.

d)	Officers may receive compensation or other remuneration from the Company for their services to the Company as Officers.

e)	The Board may authorize any Officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease, or other document shall be valid and binding upon the Company, when duly authorized or ratified by action of the Board and executed by an authorized person.

f)	The sole duty of each Officer to the Company and to the Shareholders shall be to comply in good faith with the terms of this Agreement in a manner that does not constitute Disabling Conduct. It is the express intention of the Shareholders that the provisions of this Agreement, to the extent that they restrict or eliminate the duties of the Officers to the Company or to any Shareholders otherwise existing at law or in equity, replace such other duties and liabilities; provided, that the foregoing shall not restrict the implied covenant of good faith and fair dealing.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

4.9 Fees Payable to the Manager or its Affiliates

The Manager or its Affiliates shall be entitled to receive the fees set forth in this §4.9. The Manager or its Affiliates, in their sole discretion, may defer or waive any fee payable to it under this Agreement. All or any portion of any deferred fees will be deferred without interest and paid when the Manager determines.

a)	Fund Administration Fee

A fund administration fee payable quarterly in arrears after the Operations Start Date equal to an annualized rate of 0.50% per annum, which, (i) until the end of the first complete fiscal quarter after the Operations Start Date will be multiplied by the Capital Contributions received from the offering of Shares, pro-rated for the portion of the Company’s fiscal quarter in which the Operations Start Date occurs by multiplying the fund administration fee by a fraction, the numerator of which shall be the number of days in such fiscal quarter following (and including) the Operations Start Date, and the denominator of which shall be the total number of days in such fiscal quarter, and (ii) thereafter will be multiplied by the Applicable Value at the end of each prior quarter.

b)	Asset Management Fee

An annual asset management fee payable quarterly in arrears, after the Operations Start Date, equal to one and one quarter percent (1.25%) per annum, which (i) until the end of the first complete fiscal quarter after the Operations Start Date will be multiplied by the Capital Contributions received from the offering of Shares, pro-rated for the portion of the Company’s fiscal quarter in which the Operations Start Date occurs by multiplying the asset management fee by a fraction, the numerator of which shall be the number of days in such fiscal quarter following (and including) the Operations Start Date and the denominator of which shall be the total number of days in such fiscal quarter, and (ii) thereafter will be multiplied by the Applicable Value at the end of each prior quarter.

c)	Performance Allocations

As an incentive to maximize the per share NAV over time, the Manager may receive a grant of OC Units commencing with the fourth (4th) year of operations, as defined in the Phat Holding LLC operating agreement.

4.10 Leverage

The Board is authorized to cause the Company and its Subsidiaries to enter into financing arrangements in accordance with the leverage policy as described in the Offering Document (the “Leverage Policy”). The Board may not cause or permit the Company and its Subsidiaries to incur any indebtedness in violation of the Leverage Policy, unless such indebtedness is approved by the Investment Committee of the Board. The Board, at its sole discretion, may change the Leverage Policy from time to time.

4.11 Intentionally Left Blank

4.12 Investment Committee

a)	The Manager shall have an investment committee (the “Investment Committee”) consisting of no fewer than three (3) members. The initial members of the Investment Committee shall be as follows:

i)	Alan R. Blair;

ii)	Matthew Blair; and

iii)	Gregg H. Saunders.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

b)	Each member of the Investment Committee shall serve until he or she resigns, dies, or is removed by the Board. Any vacancy on the Investment Committee for any reason shall, subject to the next sentence, be filled by the Membership Committee of the Board; provided, that the Board, in its discretion, may elect not to fill any vacancy, so long as the Investment Committee has at least three (3) members. The unanimous approval of the Investment Committee will be required for all investment decisions, including acquisitions, dispositions, and financings, as well as approving asset business plans and any material changes to those business plans.

The Manager shall reasonably promptly notify the Shareholders of any change in the membership of the Investment Committee, provided that such notice may be given in the publicly available disclosures filed with the Commission or other regulatory body, as applicable.

4.13 Holding Assets in Operating Company

The Company intends to operate its business through the Operating Company, created as a wholly owned subsidiary of the Company. The shares of the Operating Company are OC Units. The Company will own the number of OC Units of the Operating Company equal to the number of Shares of the Company outstanding at any time. In the event that the Company issues Shares, the Company shall contribute the net proceeds raised in connection with such issuance to the Operating Company and receive the number of OC Units of the Operating Company equal to the number of Shares issued by the Company with designations, preferences, and other rights, all such that the economic interests of such OC Units shall be substantially similar to the designations, preferences, and other rights of the Shares so issued by the Company.

4.14 Certain Conflicts of Interest

Except as may be provided herein or as otherwise addressed by the Company’s conflicts of interest policies, the Company may not engage in any transaction involving a Conflict of Interest without first submitting such transaction to the Independent Representative for approval, to determine whether such transaction is fair and reasonable to the Company and the Shareholders; provided, however, that the Company may acquire certain investments warehoused by REICG, REICM, or its Affiliates, after the Operations Start Date, by purchasing at least a majority stake in, and control of, such warehoused investments from REICG, REICM, or its affiliates, or, regarding the warehoused investments, may obtain related party loans from, or issue a participation interest to REICG, REICM, or its Affiliates without a determination by the Independent Representative that such transaction is fair and reasonable to the Company and that the consideration paid by the Company with respect to warehoused investments acquired from REICG, REICM, or its Affiliates shall equal the acquisition cost (including, without limitation, any legal fees, due diligence costs, loan fees, and any other expenses incurred from the original closing of such warehoused investments) plus any capital expenditures incurred by REICG, REICM, or its Affiliates related to the warehoused investments (collectively, the “Warehoused Transactions”). The resolution of any Conflict of Interest approved by the Independent Representative shall be conclusively deemed to be fair and reasonable to the Company and not a breach of any duty hereunder at law, in equity, or otherwise. Notwithstanding the above, to the extent required by applicable law, any transaction involving certain Conflicts of Interest (except for Warehoused Transactions) shall be subject to review and approval by the Independent Representative.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

SECTION 5 - Shareholders

5.1 Admission; Rights and Powers

Upon issuance of Shares to a Person, in accordance with this Agreement, such Person shall become a Shareholder of the Company. No Shareholder shall have any other right or power to take part in the management or control of the Company or its business and affairs or any right or power to act for or bind the Company in any way. No Shareholder, in its capacity as a Shareholder, owes a fiduciary duty to the Company, or any other Shareholder and such Shareholder may act in its own self-interest.

5.2 No Withdrawal or Dissolution

No Shareholder shall at any time withdraw from the Company under the Act or otherwise, except pursuant to a Transfer permitted under §8, or unless the Board otherwise consents to such withdrawal. No Shareholder shall have the right to have the Company dissolved or to have its contribution to the capital of the Company returned, except as provided in this Agreement. The Shareholders shall take no action to dissolve the Company, except as expressly contemplated by this Agreement. Each Shareholder covenants not to apply to any court for a decree of dissolution of the Company, under the Act or otherwise. The dissolution or bankruptcy of a Shareholder, or any other event that causes a Shareholder to cease to be a Shareholder of the Company shall not, in and of itself, dissolve or terminate the Company.

5.3 Consent

Each of the Shareholders hereby consents to the exercise by the Board of all the rights and powers conferred on the Board by this Agreement; provided, however, that the consent provided in this §5.3 shall not be deemed to modify or restrict the duties set forth in §4.1(c) of this Agreement.

5.4 No Dissenters’ Rights

No Shareholder shall have any of the rights to dissent as set forth in the Act or otherwise.

5.5 No Appraisal Rights

No Shareholder shall have any contractual appraisal rights, as set forth in §18-210 of the Act or otherwise.

5.6 ERISA Representations, Covenants and Warranties of the Shareholders

Each of Shareholders hereby warrants, covenants, and represents to the Manager and each other Shareholder, with full knowledge that each such Shareholder is acting in reliance upon the same in executing this Agreement and commencing performance hereunder, that if such Shareholder becomes an ERISA Shareholder, ceases to be an ERISA Shareholder, or the portion of the funds or other consideration used to acquire such Shareholder’s Interest that is considered Plan Assets increases or decreases, such Shareholder shall immediately notify the Manager in writing.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

SECTION 6 - BOOKS AND RECORDS; REPORTS

6.1 Books and Records

The Company shall maintain, at its principal place of business (or such other place as the Board may designate), the books and records normally and customarily maintained, or as required to be maintained by the Act, which shall be available upon reasonable notice for inspection by the Shareholders at reasonable hours during any Business Day. A Shareholder may, subject to reasonable standards as may be established from time to time by the Board, obtain from the Company, from time to time upon reasonable demand for any purpose reasonably related to such Shareholder’s interest in the Company, such information (including that specified in §18-305 of the Act) regarding the affairs of the Company, as is just and reasonable. All financial records shall be maintained, and all financial reports required hereby shall be presented, in U.S. dollars.

6.2 Annual Reports

The Company shall prepare an annual report and deliver it to Shareholders within 120 days after the end of each fiscal year. The annual report will contain audited financial statements. Such requirement may be satisfied by the Company through any annual reports otherwise required to be publicly filed by the Company pursuant to applicable securities laws.

6.3 Tax Matters

Except as otherwise provided in this §6.3, the Board shall have the exclusive right to determine whether the Company shall make available elections for federal, state or local income tax purposes. Notwithstanding the foregoing, the Company intends to file its U.S. federal income tax returns and state tax returns, as applicable, as a “C” corporation.

6.4 Electronic Delivery

Each Shareholder consents to the delivery by the Company of all financial statements, tax forms, investor newsletters, offering document supplements, revised Company governing documents, annual privacy notice, and other investor notices and materials by posting them on the Company’s password-protected website.

SECTION 7 - AMENDMENTS

7.1 Amendments Generally

Except as otherwise provided in this §7, and notwithstanding any contrary provision of the Act, this Agreement may be amended from time to time by the Board in its sole discretion. Proposals to amend this Agreement shall be made solely by, or with the consent of the Manager.

7.2 Amendment by the Board

Without in any way limiting §7.1 above, the Board may cause this Agreement to be amended, by causing an instrument of amendment to be executed and giving each Shareholder notice thereof, without the consent of any Shareholder:

a)	To cure any ambiguity or correct or supplement any provisions hereof, which may be inconsistent with any other provision hereof, or the governing documents of the operating agreement of any Subsidiary, or to correct any printing or clerical errors, or omissions, so long as such amendment under this §7.2(a) does not adversely affect the rights or interests of any of the Shareholders;

b)	To give effect to the admission, redemption, or withdrawal of Shareholders, in accordance with the terms hereof;

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

c)	To make changes to this Agreement negotiated with partners, or other beneficial owners admitted to the Company, or any of their respective Subsidiaries, after the Effective Date.

d)	To add to the representations, duties, or obligations of the Board or surrender any right or power granted to the Board herein;

e)	To satisfy any requirements, conditions, guidelines, or opinions contained in any applicable opinion, directive, order, ruling, or regulation of any governmental authority including, without limitation, the SEC, IRS, or any other federal, state, or non-U.S. governmental agency, or in any applicable statute or law (including, without limitation, any federal, state, or non-U.S. statute), compliance with which the Board deems to be in the best interests of the Company and its Shareholders;

f)	As may be necessary or advisable to comply with any anti-money laundering or anti-terrorist laws, rules, regulations, directives, or special measures;

g)	To change the name of the Company, in accordance with §1.2, or change its principal place of business, registered office, or registered agent, in accordance with §1.4; and

h)	To address changes in regulatory or tax legislation.

7.3 Amendments Provided to Shareholders

The Company will provide each Shareholder with a copy of any amendment to this Agreement made pursuant to this §7.

7.4 Amendment of Certificate

In the event this Agreement shall be amended pursuant to this §7, the Board shall cause the Company to amend the Certificate of Formation to reflect such change, if such amendment to the Certificate of Formation is required, or if the Board deems such amendment to be desirable, and shall make any other filings or publications required or desirable to reflect such amendment.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

SECTION 8 - TRANSFER OF SHARES AND REDEMPTIONS

8.1 Registration and Transfer of Shares

Subject to the restrictions on transfer and ownership limitations contained below:

a)	The Company shall keep, or cause to be kept on behalf of the Company, a register that will provide for the registration and transfer of Shares. Unless otherwise provided in any Share Designation, a Transfer Agent may, in the discretion of the Board, or as otherwise required by the Exchange Act, be appointed registrar and transfer agent for the purpose of registering Shares and transfers of such Shares as herein provided. Upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, the Board shall execute and deliver, and in the case of Shares, the Transfer Agent, if any, shall countersign and deliver, in the name of the holder, or the designated transferee or transferees, as required pursuant to the Shareholder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered; provided, that a transferor shall provide the address, facsimile number, and email address for each such transferee as contemplated by §14.1.

b)	The Company shall not recognize any transfer of Shares (i) until the Certificates evidencing such Shares, if any, are surrendered for registration of transfer, or (ii) if the Manager determines that, based on the advice of counsel, such transfer would (1) violate, or require registration or qualification under applicable Federal, state or foreign securities laws, (2) cause the Company’s assets to be deemed to be Plan Assets or to become subject to the provisions of ERISA, the Code, or the provisions of any applicable Similar Law, (3) cause the Manager to become a fiduciary with respect to the assets of any existing or contemplated ERISA Shareholder pursuant to ERISA or the provisions of any applicable Similar Law, or (4) otherwise violate any applicable law. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

c)	In the event that the Shares are not evidenced by a Certificate, the Company shall not recognize any transfer of shares until it has received written documentation that the Board, in its sole discretion, determines is sufficient to evidence the transfer of such Shares.

d)	By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder, or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Substitute Shareholder with respect to the Shares so transferred to such transferee, when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the holder of record of the Shares so transferred, (iv) grants powers of attorney to the Board and any Liquidating Trustee of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any Shares and the admission of any new Shareholder shall not constitute an amendment to this Agreement.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

e)	Notwithstanding the foregoing, so long as (i) REICM, or one of its Affiliates, remains the Manager of the Company, and (ii) access to an online portal and the ability to open accounts thereon is reasonably available to potential transferees, no transfer of Shares shall be valid unless the transferee has established an account on such online platform.

8.2 Personal Conduct Repurchase Right

a)	In the event that a Shareholder fails to conform its personal conduct to common and accepted standards of good citizenship, or conducts itself in a way that reflects poorly upon the Company, as determined by the Board in its sole, but good faith, discretion, the Board may elect, at its sole discretion, to cause the Company to repurchase all, but not less than all, of the Shares held by such Shareholder.

b)	In the event that the Board elects to cause the Company to repurchase any Shares pursuant to this §8.2, the Company shall, within fifteen (15) business days of the Board’s election, send written notice to the applicable Shareholder stating that the Company is exercising its right to repurchase such Shares pursuant to §8.2 of this Agreement.

c)	In connection with any repurchase by the Company of Shares pursuant to this §8.2, the purchase price paid to the applicable Shareholder shall be equal to the Market Price as of the end of the fiscal quarter prior to the quarter in which the Board elects to repurchase the Shares. Any purchase price paid pursuant to this §8.2 shall be delivered to the applicable Shareholder within fifteen (15) business days after the notice specified in §8.2(b) above is delivered to such Shareholder. Any Shares repurchased pursuant to this §8.2 will not be treated as outstanding, and the applicable Shareholder will cease to be a Member of the Company, as of the date that the purchase price is delivered to the applicable Shareholder.

8.3 Redemption Plan.

The Board may, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, cause the Company to establish a redemption plan (a “Redemption Plan”), pursuant to which a Shareholder may request that the Company redeem all or any portion of their Shares, subject to the terms, conditions and restrictions of the Redemption Plan. In its sole discretion and to the fullest extent permitted by applicable laws and regulations, the Board may set the terms, conditions, and restrictions of any Redemption Plan and may amend, suspend, or terminate any such Redemption Plan at any time for any reason. The Company shall promptly notify the Shareholders of any such amendment, suspension, or termination of such Redemption Plan. The Board may also, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, decline any particular redemption request made pursuant to a Redemption Plan, if the Board believes such action is necessary and in the best interest of the Company.

8.4 Restriction Period

This period shall be stated in the Offering Document and shall be the holding period before Shares may be sold or traded. This holding period may be longer than that set by any SEC regulation and is set for the purpose of establishing sufficient financial performance and financial reporting.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

SECTION 9 - (Reserved)

SECTION 10 - DUTIES; LIABILITY; INDEMNIFICATION

10.1 Other Activities

Each Shareholder, together with each of the Board Members, the Manager, and each of their Affiliates, may, subject to the terms of this Agreement and the establishment and existence of the Company, engage in whatever activities such Person may choose, whether such activities are competitive or comparable with the activities of the Company or otherwise, and no such activity will be a violation of the duties set forth in §4.1(c).

10.2 Limitation of Liability

To the maximum extent permitted under the Act, in effect from time to time, none of (A) the Manager, any of its Affiliates, any director, officer, shareholder, partner, member, employee, trustee, representative, agent of the Manager or any of its Affiliates, including any member of the Board; (B) the Company, any of their respective Affiliates, any director, officer, shareholder, partner, member, employee, trustee, representative, or agent of the Company or any of such Affiliates, including the Manager; or (C) any other Person so designated by the Board (each, an “Exculpated Person” and collectively, the “Exculpated Persons”) shall NOT be liable to the Company or to any Shareholder for (i) any act performed or omission to perform by such Exculpated Person, or for any losses, claims, costs, damages, or liabilities arising from any such act or omission, except to the extent such loss, claim, cost, damage, or liability results from (a) fraud or intentional misconduct by such Exculpated Person, (b) criminal conduct which the Exculpated Person had no reasonable cause to believe was lawful, (c) in the case of Persons listed in clauses (A) and (B) above, gross negligence by such Exculpated Person, or (d) in the case of Persons listed in Clauses (A) and (B) above, any transaction for which such Exculpated Person received an actual benefit in violation or breach of any provision of this Agreement (all items in (a) through (d), collectively, “Disabling Conduct”), (ii) any tax liability imposed on the Company, unless such tax liability results from Disabling Conduct, or (iii) any losses due to the fraud, willful misconduct, or gross negligence of any agents of the Company or Subsidiary, unless the selection or monitoring of such agents involved Disabling Conduct by an Exculpated Person. Without limiting the generality of the foregoing, each Exculpated Person shall, in the performance of his, her, or its duties, be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports, or statements presented to such Exculpated Person by the Board, the Manager, or by any other Person as to matters such Exculpated Person reasonably believes are within such other Person’s professional or expert competence and who has been selected and monitored with reasonable care by or on behalf of the Board, the Manager, the Company, or its Affiliates. This §10.2 shall not apply to the actions of the Manager, or any of its Affiliates taken pursuant to Affiliate Service Contracts, which actions shall be governed by the applicable Affiliate Service Contract and the duties and standards of care set forth therein. Any termination of this Agreement or amendment to this §10.2 shall not adversely affect any right or protection of an Exculpated Person existing at the time of such termination or amendment.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

10.3 Indemnification

To the fullest extent permitted by law:

a)	The Company (and any receiver, liquidator, or trustee of, or successor to, the Company) shall indemnify and hold harmless each Exculpated Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, investigations (internal or otherwise), costs, expenses, and disbursements of any kind or nature whatsoever (including all costs and expenses of defense, appeal, and settlement of any and all suits, actions, and proceedings involving such Exculpated Person and all costs of investigation (internal or otherwise) in connection therewith) that may be imposed on, incurred by, or asserted against such Exculpated Person in any way relating to or arising out of, in connection with, alleged to relate to or arise out of, or in connection with any action or inaction on the part of such Exculpated Person that relates in any way to the Company, any Subsidiary thereof, any Strategic Investment, or to the business or assets thereof; provided, however, that the indemnification obligations in this §10.3(a) shall not apply to (i) the portion of any liability, loss, obligation, damage, penalty, cost, expense, or disbursement that results from Disabling Conduct, or (ii) disputes solely among the Exculpated Persons and which involve no third parties.

b)	Prior to the final disposition of an action, claim or proceeding with respect to which an Exculpated Person may be entitled to indemnification pursuant to this §10.3, such Exculpated Person shall be reimbursed by the Company for any expenses that are incurred by such Exculpated Person in connection with such action, claim, or proceeding promptly upon receipt by the Company of a legally binding undertaking from the Exculpated Person to repay all amounts so paid by the Company to the extent that it is finally judicially determined (not subject to appeal) that the Exculpated Person is not entitled to be indemnified therefor under the terms hereof. In the event that the Company advances funds to an Exculpated Person pursuant to the preceding sentence, such undertaking shall provide that, the Company shall have a right of subrogation with respect to any right of such Exculpated Person to recover from any insurance or other source of recovery.

c)	If a claim for indemnification or payment of expenses hereunder is not paid in full within ten (10) Business Days, after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under this Agreement.

d)	If for any reason (other than the Disabling Conduct of such Exculpated Person) the indemnification set forth in §10.3(a) is unavailable to an Exculpated Person, or is insufficient to hold such Exculpated Person harmless, in respect of any losses, claims, costs, damages, or liabilities referred to in §10.3(a), then the Company shall contribute to the amount paid or payable by such Exculpated Person as a result of such loss, claim, cost, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and such Exculpated Person, on the other hand, but also the relative fault of the Company and such Exculpated Person, as well as any relevant equitable considerations.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

e)	The reimbursement, indemnity, and contribution obligations of the Company under this §10.3 shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company and each Exculpated Person. Any termination of this Agreement or amendment to this §10.3 shall not adversely affect any right or protection of an Exculpated Person existing at the time of such termination or amendment.

f)	The Manager shall have the power, on behalf of the Company, to purchase and maintain insurance on behalf of the Exculpated Persons against any liability asserted against or incurred by them in any such capacity or arising out of any such Exculpated Person’s status as the Manager, the Company, any of their respective Affiliates, or any member of the Board, director, officer, shareholder, partner, member, employee, trustee, representative, or agent of any of them, whether or not the Company would have the power to indemnify such Exculpated Person against such liability under the provisions of this Agreement. Notwithstanding any provision hereof to the contrary, each Exculpated Person shall be a third party beneficiary of §10.2 and this §10.3.

g)	This §10.3 shall not apply to the actions of the Manager, or any of its Affiliates taken pursuant to Affiliate Service Contracts, which actions shall be governed by the applicable Affiliate Service Contract and the indemnification provisions set forth therein.

SECTION 11 - DISSOLUTION AND WINDING UP

11.1 Liquidating Events.

The Company shall dissolve and commence winding up and liquidating upon, and only upon, the occurrence of any of the following (“Liquidating Events”):

a)	The election of the Board (or, if the Manager or at least 66.6% of the Board Members have been removed for “cause” pursuant to §4.3);

b)	At any time that the Company no longer has any Shareholders, unless the Company’s business is continued in accordance with the Act;

c)	The sale or disposition of all or substantially all of the assets held directly or indirectly by the Company;

d)	Entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act; or

i)	The Manager determines that the assets of the Company may be deemed to be Plan Assets, or

ii)	The Manager determines that such earlier dissolution is necessary or advisable because there has been a material adverse change in any applicable law or regulation, or to avoid any violation of, or registration under, the Investment Company Act, ERISA, §4975 of the Code, or applicable Similar Law.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

11.2 Winding Up.

Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, satisfying the claims of its creditors, and distributing its remaining assets to the Shareholders. In connection with the liquidation or winding up of the Company, the Board or the Liquidating Trustee (as defined below) may, among other things, cause a sale of all or substantially all of the assets of the Company to a third party or cause a sale of individual properties, in each case, without any approval of the Shareholders, so long as the consideration consists of cash or marketable securities. Upon the occurrence of a Liquidating Event, no Shareholder shall take any action that is inconsistent with the winding up of the Company’s business and affairs, in accordance with this §11.2. The Board or, if the Board Members have withdrawn or otherwise been removed from the Company, any Person (the “Liquidating Trustee”) designated in writing by the Manager shall be responsible for overseeing the winding up and dissolution of the Company. The Board or the Liquidating Trustee, as the case may be, shall conduct such winding up in a reasonable period of time under the circumstances, and, in any case, as expeditiously as is in the best interests of the Company as determined by the Board or the Liquidating Trustee, as the case may be. The assets of the Company shall be liquidated by the Board or the Liquidating Trustee, as the case may be, and the proceeds thereof shall be applied and distributed in the following order:

a)	First, to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or by making of reasonable provision for payment) other than liabilities for distribution to Shareholders on account of their respective interests in the Company; and

b)	The balance, if any, to the Shareholders.

11.3 Rights of Shareholders

Each Shareholder shall look solely to the assets of the Company for the return of its Capital Contribution. Except as otherwise provided in this Agreement, no Shareholder shall have priority over any other Shareholder, as to (i) the return of its Capital Contribution, (ii) distributions, or (iii) allocations.

11.4 Notice of Dissolution

In the event a Liquidating Event occurs, the Company shall, within thirty (30) days thereafter, provide written notice thereof to each of the Shareholders.

11.5 Certificate of Cancellation

Upon the dissolution and the completion of winding up of the Company, the Board or the Liquidating Trustee, as the case may be, shall promptly execute and cause to be filed a certificate of cancellation in accordance with the Act and appropriate instruments under the laws of any other states or jurisdictions in which the Company has engaged in business.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

SECTION 12 - POWER OF ATTORNEY

12.1 Power of Attorney.

Each Shareholder hereby irrevocably makes, constitutes, and appoints each Board Member, the Manager, and the Liquidating Trustee, if any, in such capacity as the Liquidating Trustee for so long as it acts as such, as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record, and file: (a) this Agreement and any amendment to this Agreement that has been adopted as herein provided; (b) the original certificate of formation of the Company and all amendments thereto required, permitted by law, or the provisions of this Agreement; (c) all certificates and other instruments deemed advisable by the Board, the Manager, or the Liquidating Trustee to carry out the provisions of this Agreement and applicable law, or to permit the Company to become or continue as a Limited Liability Company or a company wherein the Shareholders have limited liability in each jurisdiction where the Company may be doing business; (d) all instruments that the Board, the Manager, or the Liquidating Trustee deems appropriate to reflect a change or modification of this Agreement or the Company in accordance with this Agreement, including in connection with any Transfer of Shares, the admission of additional Shareholders or substituted Shareholders, or the issuance or redemption of Shares, in each case pursuant to the provisions of this Agreement; (e) all conveyances and other instruments or papers deemed advisable by the Board, the Manager, or the Liquidating Trustee to effect the dissolution and termination of the Company (consistent with §11); (f) all fictitious or assumed name certificates required or permitted (in light of the Company’s activities) to be filed on behalf of the Company; and (g) all other instruments or papers that may be required or permitted by law to be filed on behalf of the Company that are not legally binding on the Shareholders in their individual capacity and are necessary to carry out the provisions of this Agreement. The Board or the Manager shall notify each Shareholder for which it has exercised a power-of-attorney, as soon as practicable thereafter.

12.2 Survival of Power-of-Attorney

The foregoing power of attorney:

a)	Is coupled with an interest, shall be irrevocable, and shall survive and not be affected by the subsequent death, disability, or incapacity of any Shareholder;

b)	May be exercised by the Board Member, the Manager, or the Liquidating Trustee, as appropriate, either by signing separately as attorney-in-fact for each Shareholder, or by a single signature of the Board Member, the Manager, or the Liquidating Trustee, as appropriate, acting as attorney-in-fact for all of them; and

c)	Shall survive the delivery of any assignment by a Shareholder of the whole or any fraction of its interest in the Company; except that, where the assignee of the whole of such Shareholder’s interest in the Company will be admitted to the Company as a substituted Shareholder in accordance with the terms hereof, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Board Member, the Manager, or the Liquidating Trustee, as appropriate, to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

12.3 Written Confirmation of Power-of-Attorney.

Each Member shall execute and deliver to the Company within fifteen (15) days after receipt of the Company’s request therefor, a confirmatory or special power-of-attorney, containing the substantive provisions of this §12.

SECTION 13 - SHAREHOLDERS’ VOTING POWERS AND MEETING

13.1 Voting

Shares shall NOT entitle the Shareholders to vote on any matters.

13.2 Voting Rights

The Shares will have NO Voting rights.

13.3 U.S. Foreign Investment Acts

The Committee on Foreign Investment in the U.S. (“CFIUS”) regulations implementing the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) took effect on February 13, 2020. The new rules are intended to strengthen the oversight and expand the jurisdictional reach of CFIUS.

Under the new regulations, in addition to controlling investments, foreign non-controlling investments (or covered investments) are subject to CFIUS jurisdiction if 1) the acquired U.S. business qualifies as a Transfer, Infrastructure, or Data (“TID”) business and 2) the minority foreign investment is allowed a) access to material nonpublic technical information, b) membership or observer rights on the board of directors or equivalent governing body, or c) substantive involvement in the U.S. business’ decision-making with respect to the TID.

The FIRRMA amended rules governing the CFIUS to provide CFIUS with the authority to review minority foreign investments in certain U.S. businesses, as well as certain real estate transactions, departing from the traditional focus on foreign control over a U.S. business. FIRRMA also mandated that CFIUS issue new rules governing the scope of its review authority. On Sept. 17, 2019, CFIUS published proposed rules governing the foreign acquisition and ownership of real estate, with far-reaching consequences for both real estate purchasers and landlords.

Since REICG has been specifically designed to attract global investors, the Company may have an unknown number of non U.S. Investors at any given time in the future. By providing that the Membership Interests will not have any voting rights associated with them, we can be sure always to be in compliance with the CIFIUS rules and regulations including FIRRMA.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

SECTION 14 - MISCELLANEOUS

14.1 Notices

Any notice, demand or communication required or permitted to be given pursuant to any provision of this Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by prepaid postage, certified mail (internationally - airmail), return receipt requested, (iii) transmitted by facsimile transmission, email, or other electronic means, or (iv) delivered by a U.S. nationally recognized overnight courier, addressed as follows, or to such other address as such Person may from time to time specify by notice, in the case of the Company or the Board, to the Shareholders and, in the case of a Shareholder, to the Company:

a)	If to the Company, to the Company at the address of the principal place of business of the Company set forth in §1.4(a);

b)	If to the Manager, to the address of the principal place of business of the Company set forth in §1.4(a); and

c)	If to a Shareholder, to the address of such Shareholder as set forth in the books and records of the Company (or the Transfer Agent, if any).

Any such notice, demand or communication shall be deemed to be delivered, given, and received for all purposes hereof (a) on the date of receipt if delivered personally or by courier, (b) three (3) days after posting, if transmitted by prepaid postage, registered mail (internationally - airmail), or (c) the date of transmission if transmitted by facsimile, email, or other electronic means. If received by recipient no later than 4:30 p.m. in recipient’s local time zone on a Business Day, such notice, demand, or communication shall be deemed to be delivered on the following Business Day, provided, that the Person to whom the facsimile or email was sent acknowledges that such facsimile or email was received by such Person in completely legible form, or that such Person responds to the facsimile or email without indicating that any part of it was received in illegible form, whichever shall first occur. Notwithstanding the foregoing, the Company may deliver distribution notices, reports, and tax information pursuant to §6 and amendments made pursuant to §7 by email (including an email referring the recipient to the Company’s investor portal), and no acknowledgement or response shall be necessary for deemed delivery to occur.

14.2 Binding Effect

Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Shareholders and his, her, or its respective successors, transferees, and assigns.

14.3 Construction

Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Shareholder.

14.4 Time

Time is of the essence with respect to this Agreement.

14.5 Headings

Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

14.6 Severability

Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

14.7 Further Action

Each Shareholder, upon the request of the Company, agrees to perform all further acts and execute, acknowledge, and deliver any documents, which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

14.8 Governing Law

The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Shareholders.

14.9 Waiver of Action for Partition

Each of the Shareholders irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Company’s assets.

14.10 Counterpart Execution

This Agreement may be executed in any number of counterparts, and each Shareholder may execute a separate signature page, with the same effect as if all of the Shareholders had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

14.11 Board’s Discretion

Whenever in this Agreement the Board is permitted or required to make a decision, unless otherwise explicitly provided in this Agreement, it may do so in its sole and absolute discretion; provided, that nothing in this §14.11 shall affect or modify the Board Members’ standard of care set forth in §4.1(c) of this Agreement or permit the Board to take actions in violation of this Agreement.

14.12 Entire Agreement

This Agreement (including all exhibits hereto), together with (a) the Subscription Agreements relating to each Shareholder’s subscription for Shares and (b) side letters, if any, between a Shareholder and the Company (provided that any such side letter shall only be applicable to the Shareholder signatory thereto), constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior understandings or agreements, oral or written, among the parties.

14.13 Third Party Beneficiaries

Other than as specifically set forth in §10.3(f), this Agreement is exclusively for the benefit of the parties hereto and their successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action, or other right.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

14.14 Jurisdiction; Waiver of Jury Trial

a)	Each party hereby irrevocably (i) submits to the exclusive jurisdiction of the Delaware Court of Chancery or other state or federal court in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement, the relations between the parties, and any matter, action or transaction described in this Agreement, whether in contract, tort or otherwise, including, as applicable, claims arising from federal securities laws, (ii) agrees that such courts shall have exclusive jurisdiction over such actions or proceedings, (iii) waives the defense that Delaware is an inconvenient forum to the maintenance and continuation of such action or proceeding, (iv) consents to the service of any and all process in any such action or proceeding by the mailing of copies (certified mail, return receipt requested, and prepaid postage) of such process to them at their addresses specified in §14.1, and (v) agrees that a final and non-appealable judgment rendered by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event that an action or proceeding is initiated in one of the courts referenced above and is pending, the parties agree, for the convenience of the parties and subject to any limitations on subject matter jurisdiction of the court, to initiate any counterclaims or related actions in the same proceeding (as opposed to a separate proceeding in any of the other courts specified above).

b)	EACH PARTY HERETO, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION, LAWSUIT OR PROCEEDING, WHETHER IN CONTRACT OR IN TORT, RELATING TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DESCRIBED IN THIS AGREEMENT OR TO ANY DISPUTE BETWEEN THE PARTIES (INCLUDING DISPUTES WHICH ALSO INVOLVE OTHER PERSONS), INCLUDING, AS APPLICABLE, CLAIMS ARISING FROM FEDERAL SECURITIES LAWS.

c)	Notwithstanding §§14.14(a) and 14.14(b), the parties hereto will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

14.15 Confidentiality.

a)	Except as may be required by law or valid subpoena or other lawful process, the failure to comply with which would subject the respective Shareholder to damages or judicial or administrative censure or contempt (or as may be required in connection with an examination or audit of a Shareholder by any governmental agencies having regulatory jurisdiction over a Shareholder), each Shareholder shall maintain in strict confidence, and shall not disclose to any Person (other than the Board, the Manager, or another Shareholder, or its or their respective advisors, each of whom shall be bound by this §14.15), any and all material, nonpublic information concerning the operations, business, or affairs of the Fund, the Company, any Affiliate of the foregoing Persons or any Shareholders (“Confidential Information”). Each Shareholder that is subject by law to requirements of public access and disclosure and/or regulatory review shall nonetheless endeavor by all legally permissive means reasonably available to it (other than the obligation to engage in legal proceedings) to maintain the confidentiality of all Confidential Information. If any Shareholder is compelled by law, regulation, subpoena, legal process, or other demand to which such Shareholder believes it is legally obligated to comply, to disclose any Confidential Information, such Shareholder shall use its best efforts to give prompt notice of such fact to the Company, so that the Company or affected Shareholder may, if it desires, seek a protective order or other governmental or judicial relief to prevent disclosure of such information.

b)	Any obligation of a Shareholder pursuant to this §14.15 may be waived by the Board in its sole discretion.

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LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI CAPITAL GROWTH, LLC

A Delaware Limited Liability Company

REI CAPITAL MANAGEMENT, LLC, as attorney-in-fact:

/s/ Alan R. Blair		September 1, 2020
Signature		Date
By:	Alan R. Blair
Title:	Managing Member

Exhibit 1A-3

SUBSCRIPTION AGREEMENT AND SUBSCRIBER CERTIFICATE

FOR THE PURCHASE OF

DIGITAL SECURITIZED TOKENS – EQUITY SHARES

TOKEN VALUE USD$10 – TOTAL OFFERING USD$75,000,000

The SHARES issued as Digital Securitized tokens (“TOKENS”) under the terms of this Offering Are highly speculative securities and involve significant risks. This investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following this offering, it may not continue.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue sky laws. Although an offering statement has been filed with the Securities and Exchange Commission (the “SEC”), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with this offering. Any representation to the contrary is unlawful.

No sale may be made to persons in this offering who are not “accredited investors” if the aggregate purchase price is more than 10% of the greater of such investors’ annual income or net worth. The Company is relying on the representations and warranties set forth by each subscriber in this subscription agreement and the other information provided by subscriber in connection with this offering to determine compliance with this requirement.

Prospective investors may not treat the contents of the subscription agreement or the offering circular (collectively, the “Offering Materials”) or any prior or subsequent communications from the Company or any of its officers, employees or agents as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Company and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the securities shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date. This agreement (Agreement”) is made as of the date set forth below by and between the undersigned (“Subscriber”) and REI Capital Growth LLC., an Delaware corporation (the “Company”), and is intended to set forth certain representations, covenants and agreements between Subscriber and the Company with respect to the offering (the “Offering”) for sale by the Company of Shares of its common stock (the “Shares”) as described in the Company’s Offering Circular dated March _______, 2022 (the “Offering Circular”)”), a copy of which has been delivered to Subscriber. The Shares are also referred to herein as the “Securities.”

REICG Subscription Agreement, Page 1 of 5

ARTICLE I SUBSCRIPTION

1.01 Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of Shares set forth on the Subscription Agreement Signature Page, and the Company agrees to sell such Shares to Subscriber at a purchase price of $100 per Share for the total amount set forth on the Subscription Agreement Signature Page (the “Purchase Price”), subject to the Company’s right to sell to Subscriber such lesser number of Shares as the Company may, in its sole discretion, deem necessary or desirable.

1.02 Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Securities. Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a) Subscriber shall pay the Purchase Price for the Shares by check made payable to “REI Capital Growth LLC.”, ACH debit transfer, credit card, debit card, Crypto Currency, as converted to US Dollars or wire transfer to an account identified by the Company and when the original copy of this Agreement is completed, signed by the Subscriber, and received and accepted by the Company, (the “Closing Date”), the Company will execute and deliver the subscribed for Shares to the Subscriber.

(b) Payment of the Purchase Price shall be received by REI Capital Growth LLC from Subscriber.

(c) This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Company, and the deposit of the payment of the purchase price for clearance will be deemed an acceptance of this Agreement;

(d) The Company shall have the right to reject this subscription, in whole or in part;

(e) If Subscriber’s subscription is rejected in whole or in part or if the Offering is withdrawn or canceled, the payment of the Subscription will be returned promptly, without interest or deduction excepting only third-party transaction costs (if any);

(f) Upon acceptance of the subscription and Subscriber’s Purchase Price, Subscriber shall receive notice and evidence of the digital entry (or other manner of record) of the number of the Shares owned by Subscriber reflected on the books and records of the Company and verified by the company’s transfer agent or legal counsel, which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing Date:

2.01 Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2.02 Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement.

2.03 Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

REICG Subscription Agreement, Page 2 of 5

2.04 Accredited Investor Status or Investment Limits. Subscriber represents that either:

(a) Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in response to question (c) on the Subscription Agreement Signature Page hereto concerning Subscriber is true and correct; or

(b) The Purchase Price set out in paragraph (b) of the Subscription Agreement Signature Page, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth. Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

2.05 Shareholder Information. Within five days after receipt of a request from the Company or [Agent, Funding Portal or Underwriter], which is acting as an administrative agent for the Company, Subscriber hereby agrees to provide such information with respect to its status as a Shareholder (or potential Shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s Shareholders. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

2.06 Company Information. Subscriber has read the Offering Circular filed with the SEC, including the section titled “Risk Factors.” Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

2.07 Valuation. Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

2.08 Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

2.09 No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. Subscriber will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

2.10 Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

REICG Subscription Agreement, Page 3 of 5

ARTICLE III SURVIVAL; INDEMNIFICATION

3.01 Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (c) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Article II hereof and that the Company has relied upon such representations, warranties and covenants in determining Subscriber’s qualification and suitability to purchase the Securities. Subscriber hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

ARTICLE IV MISCELLANEOUS PROVISIONS

4.01 Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

4.02 Notification of Changes. Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

4.03 Assignability. This Agreement is not assignable by Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

4.04 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

4.05 Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

4.06 Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Agreement shall be made without the express written consent of the parties.

4.07 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.08 Venue; Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

4.09 Notices. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: to the Company, REI Capital Growth LLC

970 Summer Street, Stamford, CT 06905, and to Subscriber, at the address indicated below. Any party may change its address for purposes of this Section by giving notice as provided herein.

4.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

REICG Subscription Agreement, Page 4 of 5

This Shareholder Subscription Agreement is made and dated as of ________, 2022, by and between REI Capital Growth LLC, a Delaware Limited Liability Corporation and the undersigned Subscriber.

Please Note:

If this subscription is by a corporation, partnership, limited liability company, association, joint stock company, trust, or unincorporated organization, please notify the Company to receive the appropriate Subscriber Certificate.

CERTIFICATE TO BE GIVEN BY INDIVIDUAL SUBSCRIBER:

Name of individual who is the beneficial owner	Country of citizenship
Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of addresses.
City or town, State Zip Code
Mailing address (If different from above)
City or town, State Zip Code
Mobile phone	Alternate phone
Email address
Total Purchase Price USD$

By:		Date:
Signature of Subscriber

By:	REI Capital Growth LLC

/s/ Alan R. Blair
By:	Alan R. Blair, Managing Member of the Company

REICG Subscription Agreement, Page 5 of 5

Exhibit 1A-4

CONSENT OF INDEPENDENT AUDITOR

REI Capital Growth, LLC

Stamford, Connecticut

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A of our independent auditor’s report dated May 2, 2022, relating to the consolidated balance sheets of REI Capital Growth, LLC as of December 31, 2021 and 2020, and of the related consolidated statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

May 17, 2022

Glen Allen, Virginia